                                                                  EXHIBIT 10.17



                                 O R L A N D O

                   I N T E R N A T I O N A L   A I R P O R T


                        A I R L I N E  -  A I R P O R T

                 L E A S E   A N D   U S E   A G R E E M E N T





                        AIRLINE:  AIRTRAN AIRWAYS, INC.

                        EFFECTIVE DATE:

                                    ORLANDO
                               AIRLINE - AIRPORT
                            LEASE AND USE AGREEMENT


                               TABLE OF CONTENTS


ARTICLE          TITLE                                                     PAGE
-------          -----                                                     ----
     I.          DEFINITIONS ............................................     2

    II.          ASSIGNMENT OF PREMISES,
                 USE OF AIRPORT AND RIGHTS OF AIRLINES ..................    19

   III.          CONSTRUCTION OF PROJECT
                 AND ADDITIONAL PROJECTS ................................    26

    IV.          INSTALLATIONS BY AUTHORITY AND AIRLINE .................    31

     V.          TERM ...................................................    32

    VI.          MAINTENANCE AND OPERATION OF AIRPORT ...................    33

   VII.          FEES AND CHARGES .......................................    37

  VIII.          READJUSTMENT OF FEES AND CHARGES .......................    46

    IX.          APPLICATION OF REVENUES ................................    58

     X.          NO FURTHER CHARGES .....................................    81

    XI.          CANCELLATION BY AUTHORITY ..............................    82

   XII.          CANCELLATION BY AIRLINE ................................    88

  XIII.          NON-WAIVER OF RIGHTS ...................................    92

   XIV.          MEDIATION AND REVIEW OF BUDGET DISPUTES ................    93

    XV.          SURRENDER OF AIRLINE'S
                 EXCLUSIVELY ASSIGNED PREMISES ..........................    96

   XVI.          ASSIGNMENT AND SUBLETTING ..............................    97

  XVII.          INDEMNITY AND INSURANCE ................................    98

 XVIII.          NOTICES ................................................   102

   XIX.          RULES AND REGULATIONS ..................................   102

    XX.          HEADINGS ...............................................   103

                                    ORLANDO
                               AIRLINE - AIRPORT
                            LEASE AND USE AGREEMENT

                           TABLE OF CONTENTS (CONT.)


ARTICLE          TITLE                                                     PAGE
-------          -----                                                     ----
   XXI.          SUBORDINATION, CONSTRUCTION AND SAVINGS CLAUSES .......    103

  XXII.          GOVERNMENT INCLUSION ..................................    105

 XXIII.          AUTHORITY MEMBER PROTECTION ...........................    110

  XXIV.          ADDITIONAL PROVISIONS .................................    111

   XXV.          USE OF AIRPORT ........................................    124

  XXVI.          PUBLIC USE ............................................    125

 XXVII.          BINDING ON SUCCESSORS .................................    125

XXVIII.          EFFECT ON PRIOR AGREEMENT .............................    125


EXHIBITS A THROUGH L

                                    ORLANDO
                               AIRLINE - AIRPORT
                            LEASE AND USE AGREEMENT


                 THIS LEASE AND USE AGREEMENT, hereinafter referred to as "Agreement", entered into at Orlando, Florida, as of ______________ __, 199_, and to be effective as of July 1, 1996 (the "Effective Date"), by and between the GREATER ORLANDO AVIATION AUTHORITY, a public and governmental body, existing under and by virtue of the laws of the State of Florida, hereinafter referred to as "Authority," and AIRTRAN AIRWAYS, INC., a corporation organized and existing under the laws of the State of Delaware and either qualified to do business in the State of Florida, or legally authorized to do business in the State of Florida without having so qualified, hereinafter referred to as "Airline."

                              W I T N E S S E T H:

                 WHEREAS, the City of Orlando is the owner of the Orlando International Airport, located in the County of Orange, State of Florida; and

                 WHEREAS, pursuant to an agreement dated September 27, 1976, as amended, with the City of Orlando, City Document No. 13260-1, Authority has custody, control and management of the Airport and, under its governmental responsibilities, operates the Airport for the accommodation of air commerce and transportation; and

                 WHEREAS, Authority has the right to lease and license the use of property on the Airport and has full power and authority to enter into this Agreement in respect thereof; and

                 WHEREAS, Airline, as duly authorized by competent governmental authority, is engaged in the business of certificated air transportation with respect to persons, property and mail at the Airport and elsewhere; and

                 WHEREAS, Airline requires the use of certain premises, facilities, rights and privileges in connection with its use of the Airport and with respect to the passenger terminal complex and Authority is willing to assign, license and grant the same to Airline upon the terms and conditions hereinafter stated; and

                 NOW, THEREFORE, for and in consideration of the agreements set forth herein, Authority and Airline agree as follows:

                            ARTICLE I - DEFINITIONS

                 The following words, terms and phrases wherever used in this Agreement shall, for the purpose of this Agreement, have the following meanings:

1.01 "ACCRUED AGGREGATE DEBT SERVICE" shall mean, as of any date of calculation, an amount equal to the sum of (i) interest on the Airport Revenue Bonds and the

                 Additional Revenue Bonds of all series, other than Capital Appreciation Bonds, accrued and unpaid and to accrue to the end of the then current calendar month, and (ii) Principal Installments (as defined in the Bond Resolution) due and unpaid and that portion of the Principal Installments next due which would have accrued (if deemed to accrue in the manner described in the definition of Debt Service in the Bond Resolution) to the end of such calendar month, for all series of Airport Revenue Bonds and Additional Revenue Bonds (including Capital Appreciation Bonds).

1.02 "ADDITIONAL PROJECT" shall mean the acquisition and construction of any additional aviation facilities for the Airport System or any additions, extensions, improvements and betterments to and reconstructions of the Airport System, to be financed, in whole or in part, from the proceeds of any Additional Revenue Bonds or Subordinated Indebtedness.

1.03 "ADDITIONAL REVENUE BONDS" shall mean the additional revenue bonds authorized and issued by Authority pursuant to this Agreement and the Bond Resolution to construct any Additional Project, including without limitation the additional revenue bonds issued by Authority in 1985, 1987, 1988 and 1992, and shall include any completion bonds required to complete any such Additional Project and any bonds issued pursuant to the Bond Resolution to refund any additional revenue bonds.

1.04 "AIRCRAFT PARKING APRON" shall mean that part of the Ramp Areas contiguous to Airline's Exclusively Assigned Premises which are used for the parking of aircraft and support vehicles and the loading and unloading of passengers and cargo. The exact location, layout and assignment by Airline is as shown on Exhibit "C" attached hereto.

1.05 "AIRLINE" shall mean AirTran Airways, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware.

1.06 "AIRPORT" shall mean the Orlando International Airport owned by the City of Orlando and operated by the Greater Orlando Aviation Authority, the boundaries of which are more particularly shown on Exhibit "A" attached hereto and made a part hereof.

1.07 "AIRPORT CONSULTANT" shall mean the airport consultant or airport consulting firm or corporation at the time retained by Authority pursuant to the Trust Agreements and Bond Resolution to perform the acts and carry out the duties provided for such Airport Consultant in the Trust Agreements and Bond Resolution.

1.08 "AIRPORT DEBT SERVICE," for any Fiscal Year, shall mean an amount equal to 1.25 times the amounts required by the Trust Agreements and Bond Resolution (exclusive of any funds made available as capitalized interest) to be paid in such Fiscal Year into the Principal Account and the Interest Account in the Airport System Sinking Fund established under the Trust Agreements and the Debt Service Account in the Airport Facilities Bond Fund established under the Bond Resolution.

1.09 "AIRPORT IMPROVEMENT AND DEVELOPMENT PLAN" shall mean the plan prepared annually and modified as necessary by Authority, detailing all its proposed capital additions and improvements to the Airport System for a five-year period. The plan and related budgetary information shall include in general, the details, justification (where appropriate) of each item and the proposed cost thereof, including the proposed method of financing. The initial five-year plan form to be used in subsequent years is shown on Exhibit "I."

1.10 "AIRPORT REVENUE BONDS" shall mean the revenue bonds authorized and issued by Authority pursuant to the Bond Resolution in 1978 and in 1981, the revenue bonds issued pursuant to the Bond Resolution in 1984 to refund the revenue bonds issued in 1981, and any other bonds issued pursuant to the Bond Resolution to refund any Airport Revenue Bonds and any Prior Lien Bonds.

1.11 "AIRPORT SYSTEM" shall mean (i) the Orlando International Airport owned by the City and operated by Authority, including all improvements and facilities now in existence, as said Orlando International Airport may be hereafter added to, extended, improved or constructed and equipped, and (ii) any other aviation facility or airport acquired or constructed by Authority; provided that, the Airport System shall not include Orlando Executive Airport (formerly Herndon Airport) or any additions, extensions or improvements thereto. Upon the Retirement Date of Prior Lien Bonds, "Airport System" shall include Special Purpose Facilities the revenue and income from which are not pledged to the payment of Authority obligations, but "Airport System" shall not include any airport or aviation facility thereafter acquired or constructed by Authority with funds other than the proceeds of bonds issued under the Bond Resolution or Revenues generated by the Airport System.

1.12 "ANNUAL BUDGET" shall mean the annual budget of Authority, as amended or supplemented, adopted or in effect for a particular Fiscal Year as provided in the Bond Resolution.

1.13 "AUTHORITY" shall mean the Greater Orlando Aviation Authority created pursuant to Chapter 57-1658, Special

                 Laws of Florida 1957, as amended.

1.14 "AUTHORITY'S ARCHITECTS AND ENGINEERS" shall refer to Authority's Architectural and Engineering Consultants, ZHA, Incorporated (which consultants may be changed subject to MII Approval).

1.15 "BOND RESOLUTION" shall mean the Airport Facilities Revenue Bond Resolution Authorizing Airport Facilities Revenue Bonds of City of Orlando, Florida, adopted by Authority on June 13, 1978, as the same has and may hereafter, from time to time, be amended and supplemented by a Supplemental Resolution (as defined in the Bond Resolution).

1.16 "CAPITAL APPRECIATION BONDS" shall mean Airport Revenue Bonds or Additional Revenue Bonds that bear interest at a compounded rate which is payable only at maturity or upon prior redemption thereof or Airport Revenue Bonds or Additional Revenue Bonds issued at a discount from par value that bear no stated interest and appreciate in value over time.

1.17             "CITY" shall mean the City of Orlando, Florida.

1.18 "CIVIL AERONAUTICS BOARD" shall mean that agency of the United States Government created and established under the name "Civil Aeronautics Authority" under the Civil Aeronautics Act of 1938 and redesignated as the "Civil Aeronautics Board" by Reorganization Plan No. IV of

                 1940, and continued as an agency of the United States Government as the "Civil Aeronautics Board" under the Federal Aviation Act of 1958, or its successor. As of the Effective Date of this Agreement, the United States Department of Transportation is the successor to the Civil Aeronautics Board.

1.19 "COMMON USE" shall mean the non-exclusive use in common by Airline and other duly authorized users of Airport and appurtenances together with all facilities, improvements, equipment and services which have been or may hereafter be provided for such Common Use.

1.20 "DEBT SERVICE RESERVE REQUIREMENT" shall mean, as of any date of calculation, an amount equal to the greatest sum of the amounts of Debt Service (as defined in the Bond Resolution) with respect to all series of Airport Revenue Bonds and Additional Revenue Bonds for the current or any future Fiscal Year.

1.21 "DEPARTMENT OF TRANSPORTATION" shall mean that agency of the State of Florida created and established under the name "Department of Transportation" under the Governmental Reorganization Act of 1969, or its successor.

1.22             "DISCRETIONARY FUND MAXIMUM BALANCE" shall mean the sum of
                 (a) an amount equal to $1,500,000 for Fiscal Years ending on or before September 30, 1987, and an amount equal to $3,000,000 thereafter, (b) any amount or amounts required to repay in a timely manner all Subordinated Indebtedness incurred to finance or refinance any Additional Project pursuant to the provisions of Section 3.02 or 3.03 hereof and to timely make all deposits required by the terms of any financing document relating to such Subordinated Indebtedness, and (c) all amounts required to pay in a timely manner all payments the Authority is required to make to any third party under any Swap Agreement entered into by the Authority with the approval of a Majority In Interest of Airlines; provided, that said amount set forth in (a) above shall be increased or decreased in direct proportion to the changes in Producer Price Index, formerly designated as the Wholesale Price Index, issued by the United States Department of Labor, Bureau or Labor Statistics, using 1986 as a base year; and provided further that, said amounts set forth in (a) through (c) above may be adjusted by agreement from time to time of Authority and MII.

1.23 "EXCLUSIVELY ASSIGNED PREMISES" shall mean Terminal space assigned to, used by or to be assigned to or used by or under or to be under the control of Airline, and no other, as so described in Exhibit "C" attached hereto. Notwithstanding the foregoing, the Authority shall have the right to access and assign the use of Airline's Exclusively Assigned Premises on a second priority basis to other airlines when such Premises are not reasonably required by Airline for its own flight operations. Airline shall be entitled to a reasonable facility fee for the use of its Exclusively Assigned Premises, Preferential Use Apron and functionally related equipment by such other airline.

1.24 "FEDERAL AVIATION ADMINISTRATION" hereinafter sometimes referred to as FAA, shall mean that agency of the United States Government created and established under the Federal Aviation Act of 1958, or its successor.

1.25 "FISCAL YEAR" shall mean the then current annual accounting period of Authority for its general accounting purposes which period, at the time of entering into this Agreement, is the period of twelve consecutive calendar months ending with the last day of September of any year.

1.26 "JOINT USE PREMISES" shall mean Terminal space assigned to, used by or to be assigned to or used by or under or to be under the joint control of only those Signatory Airlines whose Exclusively Assigned Premises adjoin such Joint Use Premises, described as "Joint Use Premises" on Exhibit "C" attached hereto.

1.27 "LANDING AREA" shall mean those portions of the Airport (exclusive of buildings, hangars and aircraft storage areas), provided for landing, take-off and taxiing of aircraft, including without limitation approach and turning zones, avigation easements, easements, runways, taxiways, runway and taxiway lights, and other appurtenances in connection therewith.

1.28 "MAJORITY IN INTEREST OF AIRLINES" hereinafter sometimes referred to as "MII" shall mean at least fifty percent in number of the Signatory Airlines which as of the time when approval of a particular undertaking is requested, collectively paid more than one-half (1/2) of the following:

                 (a) Terminal fees and charges payable directly to Authority by all Signatory Airlines during the most recent six-month period; and

                 (b) Landing fees payable directly to Authority by all Signatory Airlines during the most recent six-month period during which none of the Signatory Airlines experienced schedule reductions at the Airport because of labor disputes.

1.29 "MAXIMUM GROSS LANDING WEIGHTS" shall mean the maximum weight at which each aircraft operated by Airline is authorized by the FAA to land at Airport, as recited in the FAA flight manual governing that type of aircraft.

1.30 "NON-EXCLUSIVELY ASSIGNED PREMISES" shall mean an area exclusively used by or assigned to two or more Signatory Airlines for use in common as so described in Exhibit "C" attached hereto.

1.31 "NON-REVENUE LANDING" shall mean any aircraft landing at Airport for which Airline receives no revenue, and includes irregular and occasional ferry, test, courtesy, inspection, training or other similar trips.

1.32 "OPERATION AND MAINTENANCE EXPENSES" shall mean all of Authority's expenses for operation, maintenance, repairs, ordinary replacement and ordinary reconstruction of the Airport System and shall include, without limiting the generality of the foregoing, administrative expenses, insurance premiums, legal and engineering expenses, payments to pension, retirement, group life insurance, health and hospitalization funds, or other employee benefit funds, and any other expenses required to be paid by Authority under the provisions of the Bond Resolution, the Trust Agreements or by law consistent with standard practices for airports similar to the properties and business of the Airport System and applicable in the circumstances, the expenses, liabilities and compensation of the fiduciaries required to be paid under the Bond Resolution, the fees and expenses of the trustee and other fiduciaries under the Trust Agreements, and all to the extent properly attributable to the Airport System. Operation and Maintenance Expenses shall not include any capital costs or any allowance for depreciation or any operation or maintenance costs for Special Purpose Facilities; provided, however, that after the Retirement Date of Prior Lien Bonds, Operation and Maintenance Expenses shall include operation and maintenance costs incurred by Authority with respect to any Special Purpose Facilities, no part of the revenue and income from which is pledged to the payment of Authority obligations.

1.33 "PREFERENTIAL USE" shall mean that Airline shall have first right to use of the Aircraft Parking Apron assigned to it as more particularly delineated on Exhibit "C" attached hereto. The Authority shall have the right to access and assign the use of said Aircraft Parking Apron on a second priority use basis to other airlines when not reasonably required for Airline's own aircraft operations.

1.34 "PRIOR LIEN BONDS" shall mean the City's outstanding Airport Revenue Bonds of 1972, dated March 1, 1972, and the City's outstanding Airport Revenue Bonds of 1974, dated March 1, 1974.

1.35 "PRIOR LIEN TRUSTEE" shall mean the trustee appointed pursuant to the Trust Agreements.

1.35     (A)     "QUALIFIED SWAP PAYMENTS" means only those gross payments the
                 Authority is required to make to the third party under a Swap
                 Agreement (before netting) determined by reference to interest on a notional amount, and exclude all other payments, if any, under such agreement such as termination fees, indemnification obligations or other fees payable to the third party.

1.36 "RAMP AREA" shall mean the aircraft parking and maneuvering areas adjacent to Terminal.

1.37 "RETIREMENT DATE OF PRIOR LIEN BONDS" means the date on which all of the Prior Lien Bonds and all other evidences of indebtedness secured under the Trust Agreements shall be paid or deemed to be paid in accordance with the Trust Agreements.

1.38             "REVENUES" shall mean

                          (i) all income and revenues from all sources, collected or received by Authority in the operation of the Airport System, including without limitation except as expressly provided in the Bond Resolution, all rentals, charges, landing fees, use charges and concession revenue received by or on behalf of Authority in its capacity as the operator of the Airport System in connection with the operation, improvement and enlargement of the Airport System, or any part thereof;

                          (ii) all gifts, grants, reimbursements or payments received from governmental units or public agencies for the Airport System's benefit which are: (a) not restricted in application to a special purpose, and
                          (b) otherwise lawfully available for the payment of charges with respect to Prior Lien Bonds, Airport Revenue Bonds and Additional Revenue Bonds;

                          (iii) income received on any investment of moneys held pursuant to the Bond Resolution and paid into the Airport Facilities Revenue Fund established under the Bond Resolution pursuant to the terms of the Bond Resolution;

                          (iv) income received on any investment of moneys held pursuant to the Trust Agreements and paid into the Airport System Revenue Fund established under the Trust Agreements; and

                          (v) amounts deposited in the Airport System Revenue Fund established under the Trust Agreements or into the Airport Facilities Revenue Fund established under the Bond Resolution from the Prepaid Airlines Fees and Charges Fund established under the Bond Resolution pursuant to the terms of the Bond Resolution.

                 The term "Revenues" shall not include any moneys held by Authority in any special fund or account not subject to the lien and pledge of the Trust Agreements or Bond Resolution or any revenue or income from any such moneys or from any Special Purpose Facilities, except ground rentals therefor, or revenue or income from Orlando Executive Airport (formerly Herndon Airport) or any additions, extensions or improvements thereto; provided, however, that after the Retirement Date of Prior Lien Bonds, "Revenues" shall include revenue or income from Special Purpose Facilities which are not pledged to the payment of obligations of Authority issued to finance such Facilities; and provided further, that prior to the Retirement Date of Prior Lien Bonds, "Revenues" shall include all revenues and income included in the definition of "revenues" under the Trust Agreements, whether or not such revenues and income have been specifically included or excluded from "Revenues" herein. The foregoing notwithstanding, the term "Revenues" shall not include any passenger facility charges imposed from time to time pursuant to the Aviation Safety and Capacity Expansion Act of 1990 (Pub. L. 101-508), enacted November 5, 1990, as amended, and the implementing regulations promulgated thereunder from time to time, and any interest or investment earnings thereon.

1.39 "REVENUE LANDING" shall mean an aircraft landing at Airport in conjunction with a flight for which Airline makes a charge or from which revenue is derived for the transportation by air of persons or property, but "Revenue Landing" shall not include any landing of an aircraft which, after having taken off from Airport, and without making a landing at any other airport, returns to land at Airport because of meteorological conditions, mechanical or operating causes, or any other reason of emergency or precaution.

1.40 "SIGNATORY AIRLINE(S)" shall mean an air transportation company or companies at the relevant point in time performing scheduled air transportation over specified routes to and from Orlando, which air transportation company or companies shall hold any necessary authority to provide such transportation from the appropriate governmental agencies having jurisdiction to grant such authority, if required under applicable law, and which air transportation company or companies has an agreement or agreements with Authority substantially similar to this Agreement.

1.41 "SPECIAL PURPOSE FACILITIES" shall, prior to the Retirement Date of Prior Lien Bonds, have the meaning assigned to such term in the Trust Agreements; and, after the Retirement Date of Prior Lien Bonds, shall mean any capital improvements or facilities acquired or constructed by Authority from funds other than Revenues or obligations payable from Revenues and located or to be located on any property included under the definition of Airport System.

1.42 "SPECIAL TRUSTEE" shall mean the Special Trustee appointed pursuant to the Bond Resolution.

1.43 "SUBORDINATED INDEBTEDNESS" shall mean any evidences of indebtedness payable out of, and which may be secured by a pledge of, such amounts in the Discretionary Fund established under the Bond Resolution as may from time to time be available for the purpose of payment thereof as provided in
                 Section 411 of the Bond Resolution; provided, however, that
                 (i) such indebtedness shall be incurred only for any one or more of the purposes set forth in Subsection 3 of Section 411 of the Bond Resolution and the proceeds of such indebtedness shall only be applied for such purpose or purposes, and (ii) such pledge shall be, and shall be expressed to be, subordinate in all respects to the pledge created by the Bond Resolution.

1.43     (A)     "SWAP AGREEMENT" means an interest rate swap agreement or
                 other derivative financial product agreement between the Authority and a third party.

1.44             "TERMINAL" shall mean the landside building, the three

                 (3) airside buildings and the passenger transfer system connecting the airside and the landside buildings, as described in Exhibit "B", including any expansion thereof or any improvement thereto permitted by the Trust Agreements and Bond Resolution.

1.45 "TRUSTEE" shall mean the Trustee appointed pursuant to the Bond Resolution.

1.46 "TRUST AGREEMENTS" shall mean (i) the Trust Agreement, dated March 1, 1972, relating to the City's Airport Revenue Bonds of 1972, and (ii) the Trust Agreement, dated March 1, 1974, relating to the City's Airport Revenue Bonds of 1974, both by and between the City and Sun Bank, N.A., as trustee, as such Trust Agreements have been or shall be amended.

1.47 "UNASSIGNED EXPANSION SPACE" shall mean Terminal space designated as "Unassigned" space on Exhibit "C" attached hereto.

                      ARTICLE II - ASSIGNMENT OF PREMISES,
                     USE OF AIRPORT AND RIGHTS OF AIRLINES

2.01 USE OF AIRPORT. Airline, its employees, passengers, guests, patrons and invitees shall have the right to the use (in common with other duly authorized users) of Airport and appurtenances, together with all facilities, improvements, equipment and services which have been or may hereafter be provided for common use at or in connection with Airport, subject to reasonable rules and regulations promulgated in accordance with the provisions of Article XIX.

2.02 SPECIFIC RIGHTS AT AIRPORT. Airline shall have the right, in addition to all rights elsewhere granted in this Agreement, to use Airport for the following purposes:

                 A. The operation of a transportation system by aircraft for the carriage of persons, property and mail, including all activities reasonably necessary to such operation (hereinafter referred to as "Air Transportation");

                 B. The landing, taking off, flying over, taxiing, pushing, towing, loading, unloading, repairing, maintaining, conditioning, servicing, parking, storing and testing of aircraft or other equipment, of or operated by Airline, or other certificated air transportation companies with which there is an applicable Agreement, including the right to provide or handle all or part of such companies' operations or services.

                 C. The sale of tickets, documentation of shipments, handling of reservations, and the loading and unloading of persons, property and mail at Airport by such motor vehicles or other means of conveyance as Airline may desire to use in the operation of its air transportation system; provided, however, that any ground transportation commercial carrier regularly transporting persons or their baggage to and from Airport shall first hold a valid lease, license or other agreement with Authority for the right to carry persons or their baggage to and from Airport and shall pay Authority such rentals, fees and/or percentages of the fares of such ground transportation commercial carrier for such right as Authority and such carrier may agree upon.

                          Nothing contained herein shall prohibit Airline from contracting with a duly licensed and appropriately certificated ground transportation operator of its choice for the delivery of property or transportation of passengers and their bags when such transportation is at the sole expense of Airline, or Authority's designated carrier fails or refuses to render satisfactory service.

                 D. The training at Airport of persons and testing of aircraft and other equipment, such training and testing to be limited to that incidental to Airline's air transportation business at Airport. Flight training shall be undertaken by Airline only to the extent permitted by, and subject to the fees and conditions of Authority's rules and regulations applicable from time to time.

                 E. The purchase of Airline's requirements of personal property or services, including fuel, lubricants, food, beverage and other passenger supplies, and any other materials and supplies used by Airline from any person or company of Airline's choice, and the making of agreements with any person or company of Airline's choice for services to be performed for Airline which are incidental to operation of Airline's air transportation system.

                 F. The sale, disposal and exchange of Airline's aircraft, engines, accessories, fuel, oil, lubricants and other equipment, and materials or supplies; provided that such right shall not be construed as authorizing the conduct of a separate regular business by Airline, but as permitting

                          Airline to perform such transactions as incidental to the operation of its air transportation system.

                 G. The servicing by Airline, its suppliers of materials or its furnishers of services, of aircraft of, or operated by Airline or other certificated air transportation companies with which Airline has an applicable agreement and other equipment by truck or otherwise, with fuel, oil, lubricants or other materials or supplies, at aircraft loading and unloading aprons and other locations designated by Authority for such servicing.

                          The aircraft and hydrant fueling system serving the Airport is described on Exhibit "D" attached hereto and made a part hereof.

                 H. The installation and operation of identifying signs on Airline's leased premises; the general type, design and location of all of such signs visible to the public to be subject to Authority approval.

                 I. The installation, maintenance and operation of such radio, communication, meteorological and aerial navigation equipment and facilities in, on and about the premises herein leased on Airport as may be necessary or convenient in the opinion of Airline for its operations; provided that the location of such equipment and facilities as might interfere with full and proper use of Airport shall be subject to Authority approval.

                 J. The rights and privileges granted Airline under this Article with respect to the performance of ground services and activities in connection with its air transportation operations at Airport may be exercised by Airline for and on behalf of any certificated carrier which is authorized to use Airport, or for and on behalf of Airline by any company or person designated by Airline; provided, however, that no right is hereby conferred upon any supplier of services or furnishers of materials (other than Airline) regularly operating at Airport to perform services for any other air transportation company unless it holds a valid lease, license or other agreement with Authority authorizing it to furnish the material and/or perform the service in question, and pays to Authority an appropriate rental, fee and/or percentage of gross revenue derived as a result of any materials furnished or services supplied to other than Airline.

                          It is understood that if Airline's suppliers, contractors and furnishers of services lease, for its or their exclusive use, any portion of Airport or facilities of Authority, then Authority may charge only reasonable rentals therefor (which rentals shall be based upon the use and occupancy of Authority's property for the conduct of a business therefrom and such rentals shall not contain any increment of charge representing a surcharge upon such person, company, firm or corporation for the right to transact business with Airline on Airport). In addition thereto, Authority may levy a concession fee against contractors and suppliers of inflight food and beverage catering services to Airline at a rate not to exceed five percent (5%) of such contractor's gross annual sales to Airline for use or delivery at Airport; and in addition thereto Authority may charge contractors, and suppliers of inflight food and beverage service such percentages of contractor's gross annual sales, as may be mutually agreed upon between Authority and contractors and furnishers of service, to anyone other than Airline either on or off Airport.

2.03 PREMISES. Authority does hereby lease and assign to Airline and Airline does hereby lease and accept from Authority the following premises and facilities at the Airport:

                 A. The Exclusively Assigned Premises and the Joint Use Premises in the Terminal, the exact amount and location of which is set forth on Exhibit "C" attached hereto.

                 B. The Non-Exclusively Assigned Premises, the exact amount and location of which is set forth on Exhibit "C" attached hereto.

                 C. The Preferential Use of certain Aircraft Parking Aprons, the location of which is set forth on Exhibit "C" attached hereto.

                 D.       Common Use Areas.

2.04             EMPLOYEE PARKING FACILITIES.

                 Airline shall have the right to the use of reasonably adequate vehicular parking facilities for its employees employed at the Airport in common with other employees and located as near as practicable to the Terminal in an area designated by Authority. Authority agrees to provide these facilities at rates based only on Authority's cost of providing them, subject to reasonable rules and regulations established by Authority.

2.05             RIGHT OF ACCESS, INGRESS AND EGRESS.

                 Airline shall have the right of access, ingress and egress to and from the premises and facilities set forth in Sections 2.01, 2.02, 2.03 and 2.04 for Airline, its employees, agents, passengers, guests, patrons, invitees, suppliers of materials and furnishers of service, and its or their equipment, vehicles, machinery and other property, without charge to Airline directly or indirectly, or to said persons or property except as herein otherwise provided, subject to reasonable rules and regulations of Authority.


                     ARTICLE III - CONSTRUCTION OF PROJECT
                            AND ADDITIONAL PROJECTS

3.01 CONSTRUCTION OF TERMINAL. The parties agree that the Terminal and the other improvements shown on Exhibit "B" have been constructed substantially in accordance with the contract documents and schematic drawings developed by Authority's Architects and Engineers.

3.02 ADDITIONAL REVENUE BONDS AND SUBORDINATED INDEBTEDNESS. The parties recognize that, if certain specified conditions precedent are met, the Bond Resolution will permit the issuance of Additional Revenue Bonds on a parity with the Airport Revenue Bonds or the issuance of Subordinated Indebtedness, to finance the cost of acquisition and construction of additional aviation facilities for the Airport System or any additions, extensions, improvements and betterments to and reconstruction of the Airport System. It is hereby agreed that Authority will obtain MII approval of any

                 Additional Project prior to financing the same with Additional Revenue Bonds or Subordinated Indebtedness except for the following purposes:

                            (i)   for the increased requirements of any
                                  Signatory Airline(s) provided such Signatory
                                  Airline(s) agrees in writing to pay increased fees and charges sufficient to cover the payment of debt service on such Additional Revenue Bonds or Subordinated Indebtedness issued to finance any such expansion.

                           (ii) for the requirements of any airline(s) serving the Airport on a scheduled basis, pursuant to proper authority, provided such airline(s) enters into a Lease and Use Agreement substantially similar to this Agreement in which it agrees to pay fees and charges sufficient to cover the payment of debt service on such Additional Revenue Bonds or Subordinated Indebtedness issued to finance such expansion, and an allocated portion of costs to construct the public areas of the Project including support systems designed for all Airlines; and further provided, however, that if such airline(s) is assigned any Unassigned Expansion Space for its exclusive use, then

                                  Authority shall charge such airline(s) fees and charges that are at least sufficient to pay its allocated portion of the costs of any such Unassigned Expansion Space.

                          (iii) to finance projects for public safety when directed by the FAA, National Transportation Safety Board or similar governmental authority having jurisdiction over the Airport, Airline's operation, or the safety aspect of the Airport's operations.

                           (iv) to repair casualty damage to Airport System property, the cost of which exceeds the proceeds of insurance, which property must be rebuilt or replaced in order to satisfy an Authority obligation in respect to the property or maintain a source of revenue.

                            (v) after contracts have been awarded, the cost of change orders initiated by one or more Signatory Airline(s) or Authority as to unassigned areas for its or their sole benefit, which shall have the effect of increasing the fees and charges payable by Airline pursuant to Article VII hereunder shall be borne by the Signatory Airline(s) or Authority as the case may be initiating such change orders.

3.03 REFUNDING BONDS. The parties recognize that, if certain specified conditions precedent are met, the Bond Resolution will permit the issuance of refunding bonds on a parity with the Airport Revenue Bonds and Additional Revenue Bonds, and the issuance of Subordinated Indebtedness, to refund Prior Lien Bonds, Airport Revenue Bonds, Additional Revenue Bonds or Subordinated Indebtedness. It is hereby agreed that Authority may issue such refunding bonds or Subordinated Indebtedness with notice to, but without MII approval, provided that the debt service on the refunding bonds or Subordinated Indebtedness in any year is not greater than the debt service which would have been due in such year on the bonds or Subordinated Indebtedness to be refunded.

3.04 ALLOCATION OF CERTAIN COSTS. In the event that an airline(s) serving the Airport on a scheduled basis, pursuant to proper authority, not presently a Signatory Airline, desires to enter into a Lease and Use Agreement substantially similar to this Agreement, and can be accommodated in the Terminal without any expansion thereof, then Authority agrees to charge such airline(s) fees and charges that are at least sufficient to pay its allocated portion of costs to construct the public areas of the Terminal including support systems designed for all airlines, and an allocated portion of the costs of any Unassigned Expansion Space assigned to such airline(s) for its exclusive use.

3.05 LEASE OF UNASSIGNED SPACE. Authority shall have the right to lease any unassigned space in the Terminal to any third party on terms and conditions that are acceptable to Authority and consistent with the provisions of Section 8.04 (B)(1) below, provided that Authority shall have the right to cancel any such lease to an airline that is not a Signatory Airline on thirty (30) days' notice.

              ARTICLE IV - INSTALLATIONS BY AUTHORITY AND AIRLINE

4.01 SPECIFICATIONS FOR FINISHES TO BE PROVIDED BY AUTHORITY IN AIRLINE'S PREMISES.

                 Specifications for finishes to be provided by Authority in Airline's Premises are set forth on Exhibit "E" attached hereto and made a part hereof.

4.02 TITLE TO AIRLINE INSTALLED IMPROVEMENTS AND PROPERTY. As to improvements and property installed and paid for by Airline under the terms of this Agreement, Airline will retain title only to its trade fixtures and equipment, except as may be otherwise provided in this Agreement or other agreements.

4.03 ALTERATIONS, ADDITIONS OR REPLACEMENTS. Airline shall make no alterations, additions or replacements to its Exclusively Assigned Premises, Joint Use Premises, and Preferential Use Aircraft Parking Aprons without Authority's prior written approval.

                                ARTICLE V - TERM

5.01 This Agreement shall become effective on the Effective Date, except that Airline shall have no obligation to pay fees and charges under Section 7.01(A) of this Agreement until the Authority has notified Airline in writing that the space described in Section 2.03(A) above is available for Airline's use and occupancy pursuant to this Agreement. Airline shall have no liability for any fees and charges under this Agreement prior to the Effective Date.

5.02 This Agreement and all obligations including fees and charges payable pursuant hereto shall expire on September 30, 2008, unless earlier terminated in accordance with its terms, but the termination or expiration of this Agreement shall not relieve either party from any obligation that accrued hereunder prior to such termination or expiration.

             ARTICLE VI - MAINTENANCE AND OPERATION OF AIRPORT.

6.01 IN GENERAL. Authority agrees that it will with reasonable diligence prudently develop, improve, and at all times maintain and operate Airport with adequate, efficient and qualified personnel and keep Airport in good repair including, without limitation, the Terminal, Landing Area, and all appurtenances, facilities and services now or hereafter connected therewith as the same relate to Airline's air transportation system, will keep Airport and its aerial approaches free from obstruction and interference for the safe and proper use thereof by Airline; and will develop, maintain and operate Airport in all respects in a manner at least equal to the standards or rating established by the FAA and any other governmental agency having jurisdiction thereof, except for conditions beyond the control of Authority.
                 Responsibility for maintenance, cleaning and operation of facilities shall be as set forth in Exhibit "F."

6.02             TERMINAL.

                 A. Authority shall operate and maintain and keep in good condition and repair Terminal and all additions, improvements, facilities and equipment now or hereafter provided by Authority at or in connection with Terminal (except any passenger loading bridges and other tenant finish items for which Airline is obligated to pay a Tenant Finish Surcharge or a Space Surcharge pursuant to Section
                          7.05 below and any improvements, facilities and equipment constructed or installed by Airline, all of which shall be operated, maintained and kept in good condition and repair by Airline). Authority shall keep Terminal, except Airline's Exclusively Assigned Premises, in a neat, orderly, sanitary and presentable condition.

                 B. Authority shall at all times maintain the public area of Terminal so as to provide for reasonably unobstructed use thereof by passengers and invitees, and shall keep such area adequately supplied, equipped (including directional signs), furnished and decorated.

                 C. Authority shall supply or cause to be supplied appropriate and adequate equipment and maintenance for air conditioning or ventilation, heat, water and sewerage facilities for Terminal Common Use Areas, Airline's Exclusively Assigned Premises and Joint Use Premises and Airline's Non-Exclusively Assigned Premises; adequate illumination in Common Use Areas; and adequate ventilation for removal of exhaust fumes in the tug passageway; and janitor service in Non-Exclusively Assigned Premises (including baggage claim area), Joint Use Premises, Terminal Common Use Areas and tug passageway.

                 D. It is expressly understood that Airline will at all times keep its Exclusively Assigned Premises neat, orderly, sanitary and presentable. Airline shall furnish its own janitor service in its Exclusively Assigned Premises (excluding the baggage claim area); and shall cause to be removed, at Airline's own expense, from such spaces all waste, garbage and rubbish and agrees not to deposit the same on any part of Airport, except that Airline may deposit same temporarily in its Exclusively Assigned Premises or in space designated by Authority in connection with collection for removal.

                 E. Airline may provide such porter and assistance services as it, in its sole discretion, may deem necessary for the convenience of its passengers in and adjacent to the ticketing lobby and baggage claim areas of Terminal.

6.03 PASSENGER TRANSFER SYSTEM. It is expressly understood that Authority will be solely responsible for the safe operation, day and night, of the passenger transfer system; with adequate service to Airline, its passengers, employees and invitees; will maintain, and repair the passenger transfer system and will keep the passenger transfer system in a clean, neat and orderly condition at all times and shall impose no charge against Airline's passengers, employees or invitees for providing such service without MII approval.

6.04             CONCESSION POLICY.

                 Authority has adopted a Concession Policy which requires Authority ordinarily to take competitive bids or proposals for non-aeronautical concessions and consumer service privileges in the Terminal exceeding one year and to award each such contract to the qualified, responsible bidder or proposer whose bid or proposal shall be in the best interests of the Authority. Authority may amend the Concession Policy from time to time, provided, however, that amendments that change the manner of awarding concessions shall require MII approval.

                         ARTICLE VII - FEES AND CHARGES

                 Airline agrees to pay Authority for use of the premises, facilities, rights, licenses and privileges granted hereunder and for the undertakings of Authority, the applicable fees during the term of this Agreement in the following manner:
                 Terminal and apron fees and charges shall be paid on the first day of each month in advance; with respect to landing fees Airline shall, within fifteen (15) days following the end of each calendar month, provide to Authority a true report giving all data necessary to calculate the amount of landing fees prescribed herein. On the basis of the information contained in such report, Authority shall invoice Airline for the landing fees payable by Airline to Authority for such prior calendar month, and Airline shall, within ten (10) days after its receipt of such invoice, pay the invoiced amount to Authority. The acceptance by Authority of any such payment made by Airline shall not preclude Authority from verifying the accuracy of Airline's report on which the landing fees are based as provided in this Article, and Airline shall be obligated to pay to Authority any underpayment within ten (10) days after Authority's written demand.

7.01             TERMINAL FEES AND CHARGES.

                 A.       Airline shall pay fees for Airline's Exclusively

                          Assigned Premises and Joint Use Premises in the Terminal at the rates and in the amounts calculated in accordance with Exhibit "G" attached hereto, as amended from time to time.

                 B. In addition to the fees as called for in Section 7.01(A), above, Airline shall pay its proportionate share of charges for the use of Non-Exclusively Assigned Premises as set forth under Section 2.03(B) hereof at rates set forth in Exhibit "G," as amended from time to time pursuant to the following formula:

                          The total square feet of the Non-Exclusively Assigned Premises, shown on Exhibit "C," shall be multiplied by the appropriate annual square foot rate set forth in Exhibit "G." Twenty percent (20%) of this total amount is to be divided equally among all Signatory Airlines. The eighty percent (80%) balance is to be prorated among the Signatory Airlines based on the ratio of each such Airline's enplaned passengers semiannually at Airport to the total of all passengers enplaned semiannually at Airport by all Signatory Airlines. On October 1 and April 1 of each year, or as soon thereafter as possible, a reallocation shall be made based upon the total number of enplaned passengers for the preceding six-month period.

                 C. The fees and charges with regard to Article VII, Sections 7.01(A) and (B) above, will be subject to at least annual readjustment in accordance with Article VIII and Exhibit "G" and will be an automatic function of such readjustment without the necessity of formal amendment of this Agreement, and such readjustments shall be prepared by Authority and distributed to Airline by mail and thereby shall become a part hereof.

7.02 AIRSIDE AIRCRAFT PARKING APRON FEE. The annual charge to Airline throughout the term hereof for use of the Aircraft Parking Apron is set out in Exhibit "H" attached hereto.

7.03 ELECTRICAL CHARGES. It is understood that all electrical power used or consumed by Airline in its Exclusively Assigned Premises and in its Joint Use Premises will be paid by Authority and included in Operation and Maintenance Expenses. It is further understood that Airline shall have an obligation to advise Authority when there is a significant decrease or increase in the use of electrical equipment.

7.04             LANDING FEES.

                 A. (1) From and after the Effective Date of this Agreement, fees and charges for use of the Premises, facilities, rights, licenses and privileges granted to Airline under this Agreement, except those for which fees and charges are specifically provided in Sections 7.01 and 7.02 of this Article VII, shall be combined in and represented by a landing fee or fees, which shall be at least annually calculated and determined as a function of the readjustment in accordance with
                          Article VIII hereof and will appear annually on Exhibit "G." Said fee or fees will be expressed in cents per thousand pounds of the approved maximum gross landing weight of each type of Airline's aircraft and shall be multiplied by the number of Revenue Landings by each type of said aircraft at the Airport.

                          (2) If Airline shall fail, within fifteen (15) days following the end of a calendar month, to provide Authority with the report containing all the data required by the first paragraph of this Article VII, then Authority shall invoice Airline for estimated landing fees for the prior calendar month in an amount equal to the monthly landing fee that would be payable under this Agreement if Airline's landings at the Airport were those shown in Airline's published schedule of aircraft service to the Airport for the prior calendar month. Airline shall, within ten (10) days after its receipt of such invoice, pay the invoiced amount to Authority. The acceptance of such estimated landing fee payments by Authority shall be without prejudice to any of Authority's or Airline's rights under Section 11.01(B) below. Any underpayment of landing fees shall be paid with the landing fee report provided by Airline to Authority covering the period for which estimated landing fee payments have been made, together with interest thereon from the date the estimated landing fees became payable at the rate provided for in Section 7.08 below, and any overpayment of landing fees shown in such report shall be credited against the landing fees next coming due from Airline after issuance of a credit memorandum by Authority.

                 B. As a consideration for Airline's commitments hereunder, Authority agrees to directly or indirectly levy appropriate and equitable user fees and charges on all users of the Airport landing area.

7.05 TENANT FINISH/SPACE SURCHARGE. Airline shall pay an annual Tenant Finish Surcharge calculated in accordance with Exhibits "E-2" and "E-3", based on Airline's Net Tenant Finish Project Cost. Airline shall also pay an annual Space Surcharge calculated in accordance with Exhibits "E-2" and "E-3" to reflect the Authority's tenant finish cost in finishing and furnishing Airline's Exclusively Assigned Premises. Airline's Tenant Finish Surcharge and Space Surcharge as of the Effective Date is shown on Exhibit "E-3", and shall be re-calculated at least annually, adjusted if necessary, and will appear annually on Exhibit "G."

7.06 INFORMATION TO BE SUPPLIED BY AIRLINE. Airline covenants and agrees to furnish Authority each month, as far as the records of Airline will permit, a report of Airline's operations at the Airport during the preceding month, setting forth the total number of enplaning and deplaning passengers, the total pounds of enplaned and deplaned mail, express and freight, on a daily basis, carried by Airline during the preceding month and the number of Revenue Landings by Airline by type of aircraft.

7.07 NOTICES OF UNPAID RENT, FEES OR CHARGES. Notwithstanding any provision of this Agreement to the contrary, invoices or other written notices for unpaid rent, fees or charges payable by Airline under this Agreement which are hand delivered to Airline's station manager or assistant or acting station manager at the Airport shall constitute receipt by Airline of written notice of non-payment from Authority, provided that duplicate written notice is sent by overnight delivery service to the address set forth for Notices to Airline pursuant to Paragraph 18.02.

7.08 INTEREST ON DELINQUENT AMOUNTS. Without waiving any other right available to Authority in the Event of Default in Airline's payment of rents, fees or charges under this Agreement, in the event that Airline is delinquent in paying Authority any such rents, fees or charges, and if Airline fails to pay such amounts within ten (10) business days after Authority's written demand, Airline shall pay Authority interest thereon, from the date such rents, fees or charges became payable to the date of payment, at the maximum interest rate then provided by applicable law; provided, however, that if no maximum interest rate is then provided by applicable law, the interest rate shall be eighteen percent (18%) per annum. Such interest shall not accrue with respect to disputed items being contested in good faith by Airline.

7.09             CONTRACT SECURITY.

                 (A) Unless Airline has provided regularly scheduled passenger flights to and from the Airport for the eighteen (18) months prior to Airline's execution of this Agreement (or prior to the assignment of this Agreement to Airline) without committing an act or omission that would have been an Event of Default under Section 11.01(A) of this Agreement if this Agreement had been in effect during this period, Airline shall provide Authority on the execution of this Agreement (or on the assignment of this Agreement to Airline) with a contract bond, irrevocable letter of credit or other security acceptable to Authority ("Contract Security") in an amount equal to three (3) months' fees and charges payable by Airline under Sections 7.01(A) and (B),
                          7.02 and 7.04 of this Agreement and any Tenant
                          Finish Surcharge or Space Surcharge payable under this Agreement during such three-month period, to guarantee the faithful performance by Airline of its obligations under this Agreement and the payment of all fees and charges due hereunder. Airline shall be obligated to maintain such Contract Security in effect until the expiration of eighteen (18) consecutive months (including any period prior to Airline's execution of this Agreement or prior to the assignment of this Agreement to Airline during which Airline provided regularly scheduled passenger flights to and from the Airport) during which Airline commits no Event of Default under Section 11.01(A) of this Agreement (and for any such prior period, no act or omission that would have been such an Event of Default hereunder). Such Contract Security shall be in such form and with such company licensed to do business in the State of Florida as shall be acceptable to Authority in its reasonable discretion. In the event that any such Contract Security shall be for a period of less than the full period required by this Agreement, or if such Contract Security may be canceled, Airline shall provide a renewal or replacement Contract Security for the period following the expiration or cancellation of such Contract Security previously provided at least sixty (60) days prior to the date on which such previous Contract Security expires or at least sixty (60) days prior to the effective date of such cancellation.

                 (B)      If Airline shall commit an Event of Default under
                          Section 11.01(A) of this Agreement, Authority shall have the right, by written notice to Airline given at any time within ninety (90) days of such Event of Default, to impose or reimpose the requirements of
                          Section 7.09(A) above on Airline. In such event, Airline shall within ten (10) days from its receipt of such written notice, provide Authority with the required Contract Security and shall thereafter maintain such Contract Security in effect until the expiration of a period of eighteen
                          (18) consecutive months during which Airline commits no Event of Default under Section 11.01(A) of this Agreement. Authority shall have the right to reimpose the requirements of Section 7.09(A) above on Airline each time Airline commits such an Event of Default during the term of this Agreement. Authority's rights under this paragraph shall be in addition to all other rights and remedies provided to Authority under this Agreement.


                ARTICLE VIII - READJUSTMENT OF FEES AND CHARGES

8.01 It is agreed that Authority will compute the fees and charges payable by Airline under this Agreement using the cash basis of revenue accounting. Fees and charges will be reviewed at least annually and adjusted as necessary through negotiation, effective September 1, for fees and charges provided for in Sections 7.01 and 7.05 of this Agreement, and effective August 1, for the fees and charges provided for in Section 7.04 of this Agreement. Fees and charges will be calculated so that for each Fiscal Year, Revenues less:

                          (i)     Operation and Maintenance Expenses; and

                          (ii) all amounts required to be paid or deposited for such Fiscal Year by the terms of any financing documents relating to any Subordinated Indebtedness incurred pursuant to Section 3.02 or 3.03; and

                          (iii) all payments the Authority is required to make in such Fiscal Year to any third party under any Swap Agreement entered into by the Authority with the approval of a Majority In Interest of Airlines; and

                          (iv)    required deposits from Revenues into:

                                  (a)      the Airport System Renewal and
                                           Replacement Fund established under
                                           the Trust Agreements,

                                  (b)      Operating Reserve Account in the
                                           Airport System Revenue Fund
                                           established under the Trust
                                           Agreements,

                                  (c)      the Operation and Maintenance
                                           Reserve Account in the Airport
                                           Facilities Operation and Maintenance
                                           Fund established under the Bond
                                           Resolution,

                                  (d)      the Airport Facilities Capital
                                           Expenditures Fund established under
                                           the Bond Resolution, and

                                  (e)      the Airport Facilities Renewal and
                                           Replacement Fund established under
                                           the

                                Bond Resolution,

                 shall at least equal Airport Debt Service; provided, however, that if Authority with the approval of a Majority In Interest of Airlines, enters into a Swap Agreement with respect to Airport Revenue Bonds or Additional Revenue Bonds, and if .25 times the Qualified Swap Payments for such Fiscal Year exceeds .25 times Debt Service (as defined in the Bond Resolution) on the Airport Revenue Bonds or Additional Revenue Bonds to which the Swap Agreement relates for such Fiscal Year, then Airport Debt Service under this Section 8.01 shall be increased by such excess amount; and further provided, however, that if Authority with the approval of a Majority In Interest of Airlines, enters into a Swap Agreement with respect to Subordinated Indebtedness, then Airport Debt Service under this Section 8.01 shall be increased by .25 times the Qualified Swap Payments the Authority is required to make to the third party under the Swap Agreement for such Fiscal Year.

8.02             A.       For purposes of accomplishing the aforesaid annual
                          adjustment, Authority shall by June 1st prior to the end of each Fiscal Year, submit to Airline the quarterly financial data (unaudited) called for in
                          Section 8.05(A), for the first two quarters of the said current Fiscal Year, together with the following:

                          1. Authority's estimates of Revenues and Operation and Maintenance Expenses for the last two quarters of said current Fiscal Year;

                          2. Estimates of any surplus or deficit in its Annual Budget for the current Fiscal Year;

                          3. Actual audited financial statements with this Agreement for the preceding Fiscal Year;

                          4. Authority's estimates of Revenues and Operation and Maintenance Expenses for the next ensuing Fiscal Year, in substantial accordance with the format as shown on attached Exhibit "G" setting forth the basis for changes from the current year, if any. Authority shall also furnish Airline a breakdown of its personnel staffing proposal for the next ensuing Fiscal Year in the format of Exhibit "J," and the justification for any proposed changes.

                          5.      Proposed Annual Budget

                 B. The estimates of Revenues and Operation and Maintenance Expenses for the next ensuing Fiscal Year shall be based upon the historical experience and the then current Annual Budget of Authority and shall be supported by Authority's proposed

                          Annual Budget for the ensuing Fiscal Year. Authority and Airline shall meet between June 1st and July 1st of each Fiscal Year for the purpose of reviewing the information submitted to Airline. In such review, Authority will give fair and prudent consideration to suggestions, comments or requests by Airline with respect to additions, deletions or modifications and with respect to the amount, character and desirability of any line items contained therein, and negotiate the new fees and charges for the ensuing Fiscal Year for the purpose of reaching agreement.

                 C. Before the beginning of each Fiscal Year, Authority shall adopt its Annual Budget substantially in accordance with the information submitted to Airline for purposes of recalculation of fees and charges referred to above, as the latter may have been revised as a result of negotiations with Airlines and any subsequent mediation or hearings.

                 D. Once the Annual Budget is adopted by Authority, the total budgeted amount will not be exceeded without the written approval of MII unless said increase is due to (i) circumstances beyond the control of Authority or (ii) is the result of maintenance or repair of an emergency nature that would have the effect of closing the Airport to scheduled flight operations or to the public for a period of forty-eight (48) hours, or (iii) is the result of increases in the interest rate payable by the Authority on Airport Revenue Bonds, Additional Revenue Bonds or Subordinated Indebtedness that bear a variable interest rate, causing the interest thereon to exceed the amount budgeted therefor, or
                          (iv) is the result of increases in the payments the Authority is required to make to a third party under a Swap Agreement entered into by the Authority with the approval of a Majority In Interest of Airlines, causing such payments to exceed the amount budgeted therefor, in any of which cases such approval shall not be required.

                 E. If adjustment of fees and charges is not completed on or prior to the end of the Fiscal Year, the fees and charges then in existence shall continue to be paid by Airline until adjustment is concluded; provided, however, that during any such period when Authority is required to expend twenty-five percent (25%) or more of the funds which should properly be on deposit in the Operating Reserve Account held in the Airport System Revenue Fund established under the Trust

                          Agreements or the Operation and Maintenance Reserve Account held in the Airport Facilities Operation and Maintenance Fund established under the Bond Resolution, if Authority elects, the amount so expended shall become a surcharge applied to the landing fees for the month in which such expenditures are made from said Account and to be paid therewith provided that Airline shall be credited with the amount of any such surcharge paid by it and said credit shall be applied to Airline's adjusted landing fees in the first month after the adjustment is implemented but only to the extent that such credit will not create a deficiency in the amount of Revenues to be received by Authority under the Bond Resolution.

8.03 The following factors shall be used in determining the adjustments of fees and charges pursuant hereto:

                 A. Airport Debt Service for the next ensuing Fiscal Year and any deficiencies in the Reserve Account held in the Airport System Sinking Fund established under the Trust Agreements or the Debt Service Reserve Account held in the Airport Facilities Bond Fund established under the Bond Resolution.

                 B. Operation and Maintenance Expenses estimated by Authority for the next ensuing Fiscal Year.

                 C. Required payments into the Airport System Renewal and Replacement Fund and Operating Reserve Account in the Airport System Revenue Fund established under the Trust Agreements and the Operation and Maintenance Reserve Account held in the Airport Facilities Operation and Maintenance Fund, the Airport Facilities Capital Expenditures Fund and the Airport Facilities Renewal and Replacement Fund established under the Bond Resolution for the next ensuing Fiscal Year.

                 D. All amounts required to be paid or deposited for the next ensuing Fiscal Year by the terms of any financing documents relating to any Subordinated Indebtedness incurred pursuant to Sections 3.02 or
                          3.03 above.

                 E. Revenues estimated by Authority for the next ensuing Fiscal Year.

                 F. All amounts required to be paid to any third party for the next ensuing Fiscal Year under any Swap Agreement entered into by the Authority with the approval of a Majority In Interest of Airlines, plus .25 times such amount to the extent provided for in
                          Section 8.01 above.

                 After adjustments to fees and charges have been made for a particular Fiscal Year with consideration to the above factors, fees and charges payable by Signatory

                 Airlines in such Fiscal Year shall be reduced by the amount deposited into the Airport System Revenue Fund established under the Trust Agreements or the Airport Facilities Revenue Fund established under the Bond Resolution in such Fiscal Year from amounts accumulated in the Prepaid Airline Fees and Charges Fund established under the Bond Resolution in the previous Fiscal Year.

8.04             A.       Authority covenants that in keeping its books of
                          account and allocating revenues and expenses it will observe sound, generally accepted accounting principles, with variations approved by both parties, consistently applied and including only those costs in the system of accounts directly attributable to the Airport System, on the basis of sound business principles for effective and prudent control of expenses for Airport System operation, maintenance and administration. Wages and salaries for all Airport System personnel shall be reasonable and not in excess of those prevailing at comparable airports in the Southeastern United States for the performance of similar work. Authority shall contract prudently for cleaning services in lieu of performing this work with its own employees unless it can show that such can be done efficiently at less cost.

                 B.       Authority further covenants that it:

                          1. shall operate the Airport System in a manner so as to produce revenues from concessionaires, tenants and other users of Airport System of a nature and amount which would be produced by a reasonably prudent operator of an Airport System of substantially similar size, use and activity, consistent with sound management principles which will protect Authority's financial integrity;

                          2. shall, to the extent economically feasible, establish non-discriminatory rates, fees and charges at each airport operated by Authority as part of its Airport System in order to recover all costs properly allocable to each of said airports;

                          3. shall use all Revenues, exclusively for the construction, maintenance, operation, development and management of the Airport System pursuant to its enabling legislation;

                          4. shall not, in computing cost, charge interest on advances or loans made from Authority resources other than borrowing, to the Airport System for purposes of improving the Airport System at rates greater than those paid by Authority on bond issues or other loans for Airport System purposes;

                          5. shall not include amortization, depreciation or interest charges for those portions of costs of facilities or improvements paid for by federal or state grants-in-aid or other grants from public agencies or ad valorem taxes, unless such grants require repayment to Federal or State Government;

                          6. shall not include the cost of any service provided by any governmental agency unless the service and cost are justified and a direct charge is paid by Authority;

                          7. shall not include a return on its investment in land as an expense in the airline rate base;

                          8. shall not include amortization, depreciation or interest charges for those portions of costs of facilities or improvements constructed and/or used for public or common use by the Signatory Airlines and which were funded from the Airport Facilities Improvement and Development Fund established under the Bond Resolution unless it shall be determined otherwise by a MII; and

                          9.      (i)      prior to the Retirement Date of Prior

                                           Lien Bonds, shall not acquire or
                                           construct any additional airport or
                                           aviation facility without MII
                                           approval unless such Airport or
                                           aviation facility is an addition,
                                           extension or improvement to Orlando
                                           Executive Airport (formerly Herndon
                                           Airport), and

                                  (ii)     after the Retirement Date of Prior
                                           Lien Bonds, shall not acquire or
                                           construct any additional airport or
                                           aviation facility with the proceeds
                                           of bonds issued under the Bond
                                           Resolution or from revenues
                                           generated by the Airport System
                                           without MII approval.

8.05             A.       For the purpose of keeping Airline informed as to the
                          revenues and expenses of Authority's Airport System, Authority shall furnish quarterly statements to Airline; and, for use in adjustment of charges as herein provided, Authority shall provide Airline annually with a statement of actual revenues and expenses showing reasonable detail as to basis for allocation and the distribution of revenues and expenses therefor. The basic format of said statements is to be substantially as shown on attached Exhibit "G."

                 B.       Promptly following the beginning of each Fiscal

                          Year, Authority shall furnish to each Signatory Airline a copy of Airport System's Annual Budget for such Fiscal Year.

                 C. In order to make informed suggestions, if any, for additions, deletions or modifications to line items in any Annual Budget, Airline shall have the right, at its expense, to review and inspect Authority's accounts.

                      ARTICLE IX - APPLICATION OF REVENUES

                 Pursuant to the terms of the Trust Agreements and the Bond Resolution, Revenues shall be applied as follows:

9.01 PRIOR TO RETIREMENT DATE OF PRIOR LIEN BONDS - Prior to the Retirement Date of Prior Lien Bonds, all Revenues shall be deposited by Authority into the Airport System Revenue Fund created under the Trust Agreements. Moneys held in said Revenue Fund shall be disbursed and applied by the Prior Lien Trustee as follows:

                 A. The Prior Lien Trustee shall, on the first day of each month, withdraw from said Revenue Fund and deposit into the following funds and accounts established under the Trust Agreements in the following order of priority the amounts set forth below:

                          1. to the Airport System Sinking Fund for credit to the Interest Account therein, an amount equal to one-sixth (1/6) of the amount of interest which will mature on the Prior Lien Bonds on the next succeeding semi-annual interest payment date; provided, however, that such deposit shall not be required to the extent that sufficient moneys are then on deposit in said Interest Account;

                          2. to the Airport System Sinking Fund for credit to the Principal Account therein, an amount equal to one-twelfth (1/12) of the amount of principal which will become due on the Prior Lien Bonds on the next succeeding principal maturity date;

                          3. to the Airport System Sinking Fund for credit to the Reserve Account therein, an amount equal to one-sixtieth (1/60) of the largest amount of principal and interest which will mature or become due on the Prior Lien Bonds in any succeeding year; provided, however, that no further deposits into said Reserve Account shall be required whenever and as long as the amount then on deposit therein is equal to the largest amount of principal and interest which will mature or become due on the Prior Lien Bonds in any succeeding year;

                          4. to the Operation and Maintenance Fund an amount equal to one-twelfth (1/12) of the amount provided in the then current Annual Budget for Operating Expenses (as defined in the Trust Agreements);

                          5. to the Operating Reserve Account held in the Airport System Revenue Fund in an amount which, together with the monies on deposit in said Account, will equal one-sixth (1/6) of the Operation and Maintenance Expenses set forth in the then current Annual Budget;

                          6. to the Airport System Renewal and Replacement Fund, an amount equal to one-twelfth (1/12) (or such greater fraction if the period is less than 12 months as may be appropriate) of the monies appropriated for said Renewal and Replacement Fund as set forth in the then current Annual Budget; provided, however, that no further deposits into said Renewal and Replacement Fund shall be required whenever and as long as the uncommitted monies in said Renewal and Replacement Fund are equal to or greater than Three Million Dollars ($3,000,000) or such larger amount as the Airport Consultant shall certify is necessary for the purposes of said Renewal and Replacement Fund. Each Annual Budget shall provide for depositing in said Renewal and Replacement Fund the amount necessary to maintain the level of said Fund at Three Million Dollars ($3,000,000) or such larger amount as the Airport Consultant shall certify is necessary for the purposes of said Fund;

                          7.      to the Discretionary Fund, an amount equal to

                                  (i) one-twelfth (1/12) of an amount which is equal to seven and one-half per cent (7-1/2%) of the budgeted Revenues, or (ii) $10,000, whichever is greater;

                          8. after making all the deposits or payments provided in subsections 9.01(A)(1) to (7), inclusive, above, including all deficiencies for prior required payments, all monies then remaining in the Airport System Revenue Fund shall be deposited in the Airport System Surplus Fund.

                 B. Authority shall, on the second day of each month, transfer, or cause to be transferred, into the Airport Facilities Revenue Fund established under the Bond Resolution and to be held by the Special Trustee, (i) all monies on deposit in said Discretionary Fund except for such monies which are required to be deposited in the Reserve Account or Redemption Account in the Airport System Sinking Fund, or in the Airport System Operation and Maintenance Fund, or are required to pay principal or interest on Prior Lien

                          Bonds, and (ii) all monies on deposit in the Airport System Surplus Fund which are not required to be deposited in the Redemption Account in the Airport System Sinking Fund or to pay principal or interest on Prior Lien Bonds. As soon as practicable in each month after the aforesaid transfer is made, but in any case no later than five (5) business days before the end of such month, the Special Trustee shall withdraw from the Airport Facilities Revenue Fund established under the Bond Resolution and deposit in the following Funds and Accounts established under the Bond Resolution, in the following order of priority, the amounts set forth below:

                          1. To the Airport Facilities Bond Fund, to be held by the Trustee for credit to the Debt Service Account therein, if and to the extent required so that the balance in said Debt Service Account shall equal the Accrued Aggregate Debt Service; provided that, for the purposes of computing the amount in said Debt Service Account, there shall be excluded the amount, if any, set aside in said Debt Service Account which was deposited therein from the proceeds of each series of Airport Revenue Bonds and Additional Revenue Bonds less the amount of interest accrued and unpaid and to accrue on said Bonds of such series (or any Bonds issued to refund such Bonds), excluding Capital Appreciation Bonds, to the last day of the then current calendar month. Authority, from the proceeds of each series of Airport Revenue Bonds, shall deposit in said Debt Service Account an amount equal to the interest accrued and to accrue on such series of Airport Revenue Bonds from their date to the date specified in the Bond Resolution.

                          2. To the Airport Facilities Bond Fund for credit to the Debt Service Reserve Account therein, an amount, if and to the extent necessary, so that the balance in said Debt Service Reserve Account shall equal the Debt Service Reserve Requirement. Authority, from the proceeds of each series of Airport Revenue Bonds, shall deposit in said Debt Service Reserve Account the amount, if any, necessary so that such Account shall equal the Debt Service Reserve Requirement calculated immediately after authentication and delivery of such series of Airport Revenue Bonds.

                          3.      To the Airport Facilities Capital
                                  Expenditures Fund, to be held by Authority, an amount equal to one-twelfth (1/12) (or such greater fraction if the period is less than 12 months as may be appropriate) of the money appropriated for said Capital Expenditures Fund as set forth in the then current Annual Budget, provided that, if any such monthly allocation to said Capital Expenditures Fund shall be less than the required amount, the amount of the next succeeding monthly payment shall be increased by the amount of such deficiency. Amounts on deposit in said Capital Expenditures Fund may be used to purchase items of equipment or other capital items for use in connection with the Airport System. Prior written approval of a MII shall be obtained for an expenditure exceeding $20,000 for any single item or expenditures for all items exceeding an aggregate of $200,000 in any Fiscal Year. Each succeeding Annual Budget commencing with the Annual Budget for the Fiscal Year that commences on October 1, 1979, shall specify the amount, if any, of the increase or decrease in the $20,000 and $200,000 requirements of such Fund, which changes shall be in direct proportion to changes in the Producer Price index, formerly known as the Wholesale Price Index, issued by the United States Department of Labor, Bureau of

                                  Labor Statistics using 1978 as a base year.

                          4. To the Airport Facilities Discretionary Fund, to be held by Authority, in each month of the Fiscal Year, the amount of $83,333.33, plus all amounts required to be deposited into the Discretionary Fund in such month by the terms of any financing documents relating to any obligation incurred by Authority pursuant to the provisions of Section 3.02 or 3.03 hereof, plus all amounts required to pay in a timely manner all payments the Authority is required to make to any third party under any Swap Agreement entered into by the Authority with the approval of a Majority In Interest of Airlines, or such lesser amount which will not cause the amount on deposit in such Discretionary Fund to exceed the Discretionary Fund Maximum Balance, provided that, if any such monthly allocation to said Discretionary Fund shall be less than the required amount, the amount of the next succeeding monthly payment shall be increased by the amount of such deficiency to the extent that the amount on deposit in such Discretionary Fund shall not exceed the Discretionary Fund Maximum Balance. The amount of the monthly deposit to the Discretionary Fund may be adjusted from time to time by agreement between Authority and MII. Expenditures from said Fund may be made by Authority at its sole discretion for any legal purpose of Authority in connection with the Airport System; provided, however, that Authority shall provide Airline with an annual detailed report of such expenditures.

                          5. At the end of each Fiscal Year, after all deposits required to be made into each of the aforesaid Funds have been made, the Special Trustee shall transfer from the remaining monies on deposit in such Revenue Fund a sum equal to the estimated amount of monies which are not required to make up deficiencies in any of the aforesaid Funds, as follows:

                                   (i)     an amount equal to 50% of such
                                           remaining monies shall be deposited
                                           in the Airport Facilities
                                           Improvement and Development Fund,
                                           and

                                  (ii)     an amount equal to 50% of such
                                           remaining monies shall be deposited
                                           in the Airport Facilities Prepaid
                                           Airlines Fees and Charges Fund.

                                  When it has been determined by audit what actual amounts were on deposit in the Airport Facilities Revenue Fund at the end of a Fiscal Year which were not required to make up deficiencies as aforesaid, an adjustment shall be made, as follows:

                                  (1)      If such amounts were overestimated,
                                           there shall be deposited into such
                                           Revenue Fund from each of the
                                           Airport Facilities Improvement and
                                           Development Fund and the Airport
                                           Facilities Prepaid Airlines Fees and
                                           Charges Fund, respectively, fifty
                                           percent (50%) of the overestimated
                                           amount.  To the extent there shall
                                           not be sufficient monies on deposit
                                           in the Airport Facilities Prepaid
                                           Airlines Fees and Charges Fund to
                                           make the required deposit into such
                                           Revenue Fund, each Signatory Airline
                                           shall, as soon as possible, pay to
                                           Authority for deposit in such
                                           Airlines Fees and Charges Fund the
                                           amount of such deficiency which is
                                           in proportion to the amount that the
                                           landing fees paid by such Signatory
                                           Airline in the Fiscal Year just
                                           concluded bears to the total amount
                                           of landing fees paid by all

                                           Signatory Airlines in such concluded
                                           Fiscal Year.

                                  (2) If such amounts were underestimated, there shall be deposited from the Airport Facilities Revenue Fund into each of the Airport Facilities Improvement and Development Fund and the Airport Facilities Prepaid Airlines Fees and Charges Fund, respectively, fifty percent (50%) of the underestimated amount.

                 (a) Amounts on deposit in the Airport Facilities Improvement and Development Fund in each Fiscal Year shall be used to pay costs of such Fiscal Year's Airport Improvement and Development Plan to the extent approved by MII:

                           (i) Prior to June 1 of each year, Authority shall submit to Airline in detail its recommended Airport Improvement and Development Plan for the succeeding Fiscal Year for Airline review and consideration. Airline shall notify Authority in writing within forty-five (45) days after receipt of a written request from Authority whether such improvements or additions are approved in whole or in part. Failure of Airline to reply within forty-five

                                  (45) days shall constitute approval by
                                  Airline. Authority's proposal, to the extent approved or modified by MII, shall be the Airport Improvement and Development Plan for the succeeding Fiscal Year funded as provided hereunder, and Authority shall proceed to purchase, construct or otherwise complete such plan. To the extent that the balance in the fund, in the opinion of Authority and MII, exceeds the amounts reasonably necessary to fund the requirements of (i) above, the amounts on deposit in said Improvement and Development Fund may be used to purchase or redeem any Airport Revenue Bonds, Additional Revenue Bonds or Subordinated Indebtedness, including the expenses in connection with such purchase or redemption; provided, however, if at any time the unencumbered balance in the fund exceeds the amounts reasonably necessary to fund Authority's share of the projects in the Airport Improvement and Development Plan, to be funded from the Airport Improvement and Development Fund, such amount to be net of costs to be funded by the issuance of notes or other debt obligations, grants-in-aid, or from Authority's Discretionary Fund or the Airport Facilities Capital Expenditure Fund, the excess amounts on deposit in said Improvement and Development Fund shall be used to purchase or redeem any Airport Revenue Bonds, Additional Revenue Bonds or Subordinated Indebtedness, including the expenses in connection with such purchase or redemption; and further provided, however, that beginning with the end of the Fiscal Year that commenced as of October 1, 1990, the Authority will use the unencumbered balance remaining in said Improvement and Development Fund to purchase or redeem Airport Revenue Bonds or Additional Revenue Bonds and to pay the expenses associated therewith unless the Authority and an MII agree, pursuant to this Agreement, to use these funds for another permitted purpose.

                          (ii) If a proposed improvement or addition is not approved by MII, Authority may abandon it or fund the improvement or addition from any other source legally available to Authority, including the Airport Facilities Discretionary Fund, but may not include the costs thereof or associated therewith as an

                                  Operation and Maintenance Expense when
                                  calculating landing fees pursuant to Article
                                  VIII.

                          Any amounts remaining on deposit in the Prepaid Airlines Fees and Charges Fund at the end of each Fiscal Year shall be transferred by Authority to the Prior Lien Trustee for deposit in the Airport System Revenue Fund established under the Trust Agreements, in equal amounts in each of the first three (3) months of the next succeeding Fiscal Year, to be disbursed and applied as Revenues. Airline's fees and charges for the first three (3) months of such next succeeding Fiscal Year shall be credited with that portion of the amount so deposited in the Airport System Revenue Fund in such month which is in proportion to the amount that the landing fees paid by Airline in the Fiscal Year just concluded bears to the total amount of landing fees paid by all Signatory Airlines in such concluded Fiscal Year.

                 Notwithstanding the foregoing, if required by the terms of the Bond Resolution, the monies in the Airport Facilities Capital Expenditures Fund, the Airport Facilities Discretionary Fund and the Airport Facilities Improvement and Development Fund may be used, to the extent necessary, to pay principal of and interest on Airport Revenue Bonds and Additional Revenue Bonds and to pay Operation and Maintenance Expenses.

9.02 AFTER RETIREMENT DATE OF PRIOR LIEN BONDS - On and after the Retirement Date of Prior Lien Bonds, all Revenues shall be promptly deposited by Authority into the Airport Facilities Revenue Fund created under the Bond Resolution. As soon as practicable in each month after the deposit of Revenues in said Airport Facilities Revenue Fund, but in any case no later than five (5) business days before the end of such month, the Special Trustee shall withdraw from the Airport Facilities Revenue Fund and deposit into the following Funds and Accounts established under the Bond Resolution, in the following order of priority, the amounts set forth below:

                 1. To the Airport Facilities Operation and Maintenance Fund, an amount equal to one-twelfth (1/12) (or such greater fraction if the period is less than 12 months as may be appropriate) of the money appropriated for Operation and Maintenance Expenses for the then current Fiscal Year as set forth in the then current Annual Budget.

                 2. To the Airport Facilities Bond Fund for credit to the Debt Service Account therein, if and to the extent required so that the balance in said Debt Service Account shall equal the Accrued Aggregate Debt Service; provided that, for the purposes of computing the amount in said Debt Service Account, there shall be excluded the amount, if any, set aside in said Debt Service Account which was deposited therein from the proceeds of each series of Airport Revenue Bonds and Additional Revenue Bonds less the amount of interest accrued and unpaid and to accrue on the said Bonds of such series (or any Bonds issued to refund such Bonds), excluding Capital Appreciation Bonds, to the last day of the then current calendar month.

                 3. To the Airport Facilities Bond Fund for credit to the Debt Service Reserve Account therein, an amount, if and to the extent necessary, so that the balance in said Debt Service Reserve Account shall equal the Debt Service Reserve Requirement.

                 4. To the Airport Facilities Operation and Maintenance Fund, for credit to the Operation and Maintenance Reserve Account therein one-twelfth (1/12) (or such greater fraction if the period is less than 12 months as may be appropriate) of the amount which is equal to the difference between the sum on deposit in said Account at the beginning of the then Fiscal Year and 1/6 of the

                          Operation and Maintenance Expenses as set forth in the then current Annual Budget.

                 5. To the Airport Facilities Capital Expenditures Fund, an amount equal to one-twelfth (1/12) (or such greater fraction if the period is less than 12 months as may be appropriate) of the money appropriated for said Capital Expenditures Fund as set forth in the then current Annual Budget, provided that, if any such monthly allocation to said Capital Expenditures Fund shall be less than the required amount, the amount of the next succeeding monthly payments shall be increased by the amount of such deficiency. The amounts held in such Fund and the replacing of withdrawals therefrom shall be governed by the provisions of Section 9.01(B)(3).

                 6. To the Airport Facilities Renewal and Replacement Fund, to be held by Authority, an amount equal to one-twelfth (1/12) (or such greater fraction if the period is less than 12 months as may be appropriate) of the money appropriated for said Renewal and Replacement Fund as set forth in the then current Annual Budget, provided that, if any such monthly allocation to said Renewal and Replacement Fund shall be less than the required amount, the amount of the next succeeding monthly payments shall be increased by the amount of such deficiency. No further deposits into the Airport Facilities Renewal and Replacement Fund shall be required whenever and as long as uncommitted monies in said Renewal and Replacement Fund are equal to or greater than $3,000,000 or such larger amount as the Airport Consultant shall certify is necessary for purposes of such Renewal and Replacement Fund. Each Annual Budget shall provide for depositing into the said Renewal and Replacement Fund the amount necessary to maintain the level of said Fund at $3,000,000 or such larger amount as the Airport Consultant shall certify is necessary for purposes of such Renewal and Replacement Fund. The purpose of the Airport Facilities Renewal and Replacement Fund is for the payment of unanticipated or emergency replacements and repairs to Airport System.

                 7. To the Airport Facilities Discretionary Fund, in each month of the Fiscal Year, the amount of $83,333.33, plus all amounts required to be deposited into the Discretionary Fund in such month by the terms of any financing documents relating to any obligation incurred by Authority pursuant to the provisions of
                          Section 3.02 or 3.03 hereof, plus all amounts required to pay in a timely manner all payments the Authority is required to make to any third party under any Swap Agreement entered into by the Authority with the approval of a Majority In Interest of Airlines, or such lesser amount which will not cause the amount on deposit in said Discretionary Fund to exceed the Discretionary Fund Maximum Balance, provided that, if any such monthly allocation to said Discretionary Fund shall be less than the required amount, the amount of the next succeeding monthly payment shall be increased by the amount of such deficiency to the extent that the amount on deposit in said Discretionary Fund shall not exceed the Discretionary Fund Maximum Balance. The amount of the monthly deposit to the Discretionary Fund may be adjusted from time to time by agreement between Authority and MII. Expenditures from said Fund may be made by Authority at its sole discretion for any legal purpose of Authority in connection with the Airport System; provided, however, that Authority shall provide Airline with an annual detailed report of such expenditures.

                 8. At the end of each Fiscal Year, after all deposits required to be made into each of the aforesaid Funds have been made, the Special Trustee shall transfer from the remaining monies on deposit in the Airport Facilities Revenue Fund a sum equal to the estimated amount of monies which are not required to make up deficiencies in any of the aforesaid Funds, as follows: (i) an amount equal to 50% of such remaining monies shall be deposited in the Airport Facilities Improvement and Development Fund, and (ii) an amount equal to 50% of such remaining monies shall be deposited in the Airport Facilities Prepaid Airlines Fees and Charges Fund.

                          When it has been determined by audit what actual amounts were on deposit in the Airport Facilities Revenue Fund at the end of a Fiscal Year which were not required to make up deficiencies as aforesaid, an adjustment shall be made, as follows:

                          (1) If such amounts were overestimated, there shall be deposited into such Revenue Fund from each of the Airport Facilities Improvement and Development Fund and the Airport Facilities Prepaid Airlines Fees and Charges Fund, respectively, fifty percent (50%) of the overestimated amount. To the extent there shall not be sufficient monies on deposit in the Airport Facilities Prepaid

                                  Airlines Fees and Charges Fund to make the required deposit into such Revenue Fund, each Signatory Airline shall, as soon as possible, pay to Authority for deposit in such Prepaid Airlines Fees and Charges Fund the amount of such deficiency which is in proportion to the amount that the landing fees paid by such Signatory Airline in the Fiscal Year just concluded bears to the total amount of landing fees paid by all Signatory Airlines in such concluded Fiscal Year.

                          (2) If such amounts were underestimated, there shall be deposited from the Airport Facilities Revenue Fund into each of the Airport Facilities Improvement and Development Fund and the Airport Facilities Prepaid Airlines Fees and Charges Fund, respectively, fifty percent (50%) of the underestimated amount.

                 (a) All of the provisions contained in Section 9.01(B)(5)(a) shall apply equally to such Improvement and Development Fund after the Retirement Date of Prior Lien Bonds.

                 (b) Any amounts remaining on deposit in the Prepaid Airlines Fees and Charges Fund at the end of each Fiscal Year shall be transferred by Authority to the Trustee for deposit in the Airport Facilities Revenue Fund established under the Bond Resolution, in equal amounts in each of the first three (3) months of the next succeeding Fiscal Year, to be disbursed and applied as Revenues. Airline's fees and charges for the first three (3) months of such next succeeding Fiscal Year shall be credited with that portion of the amount so deposited in such Revenue Fund in such month which is in proportion to the amount that the landing fees paid by Airline in the Fiscal Year just concluded bears to the total amount of landing fees paid by all Signatory Airlines in such concluded Fiscal Year.

                 Notwithstanding the foregoing, if required by the terms of the Bond Resolution, the monies in the Airport Facilities Capital Expenditures Fund, the Airport Facilities Renewal and Replacement Fund, the Airport Facilities Discretionary Fund and the Airport Facilities Improvement and Development Fund may be used, to the extent necessary, to pay principal of and interest on Airport Revenue Bonds and Additional Revenue Bonds and to pay Operation and Maintenance Expenses.

9.03 If and to the extent permitted by the terms of the Trust Agreements and the Bond Resolution, Authority may, without MII approval, expend unencumbered capital funds from any source, including the proceeds from bonds, notes or other obligations, for the following purposes:

                 1. Projects required to increase public safety when directed by the FAA, National Transportation Safety Board or similar governmental authority having jurisdiction over the Airport, Airlines' operation, or the safety aspect of Airport operations.

                 2. Casualty damages to Airport System property which exceeds the proceeds of insurance, which property must be rebuilt or replaced in order to satisfy Authority obligation or maintain a source of revenue.

                 3. Special Purpose Facilities as defined herein; provided, however, that the interest rate charged by Authority for use of its funds shall be not less than 1% above the prime interest rate prevailing at Trustee bank at the time the loan is made. In cases where such a project occupies a building site, an appropriate ground rental shall be charged. In all cases, the tenants or users of such project shall be required to pay directly or reimburse Authority for all costs (direct or indirect) associated with such project.

                         ARTICLE X - NO FURTHER CHARGES

10.01 Except as herein provided, no further rentals, fees, licenses, excise or operating taxes, tolls or charges, shall be charged against or collected from Airline, its passengers, shippers and receivers of freight and express, its suppliers of materials, or its contractors or furnishers of services to Airline, by Authority for the premises, facilities, rights, licenses and privileges granted to Airline in this Agreement.

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                     ARTICLE XI - CANCELLATION BY AUTHORITY

11.01 EVENTS OF DEFAULT BY AIRLINE. Each of the following shall constitute an "Event of Default by Airline":

                 A. Airline shall fail to make due and punctual payment of any rents, fees or charges payable hereunder, and such default shall continue for a period of ten (10) days after receipt of written notice from Authority of such non-payment.

                 B. Airline shall fail, within twenty (20) days after receipt of written notice from Authority, to keep, perform or observe any term, covenant or condition of this Agreement to be kept, performed or observed by Airline, other than those covered by A. or G. of this Section; provided, however, that if by its nature such default cannot be cured within such twenty-day period, then such default shall not constitute an Event of Default if Airline commences to cure or remove such default within said twenty-day period and thereafter pursues the curing or removal of such default with due diligence.

                 C. Airline shall file a voluntary petition in bankruptcy, or make assignment of all or substantially all of Airline's assets for the benefit of Airline's creditors.

                 D. Airline is adjudicated a bankrupt in any involuntary proceeding in bankruptcy against Airline.

                 E. A receiver of the assets of Airline is appointed; provided, however, that in the latter event, if any such appointment is involuntary, then it shall not be considered an Event of Default by Airline unless Airline fails to procure a dismissal thereof within sixty (60) days after appointment of such receiver.

                 F. A court shall take jurisdiction of Airline and its assets pursuant to proceedings brought under the provisions of any reorganization.

                 G. Airline shall fail to provide the Contract Security or to renew or replace such Contract Security on or before the date on which the same is required hereunder.

11.02            REMEDIES FOR AIRLINE'S DEFAULT.

                 A. Upon the occurrence of an Event of Default by Airline, Authority, besides any other rights or remedies it may have, shall have the immediate right of reentry and may remove all Airline persons and property from the Airline's Exclusively Assigned Premises and Joint Use Premises as defined in Article II; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Airline. Should Authority elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Agreement or relet the Airline's Exclusively Assigned Premises and Joint Use Premises and any improvements thereon or any part thereof for such term or terms (which may be for a term extending beyond the term of this Agreement) and at such fees and charges and upon such other terms and conditions as Authority in its sole discretion may deem advisable, with the right to make alterations and repairs to improvements on said Exclusively Assigned Premises and [with the consent of the other Joint User(s)] Joint Use Premises; provided, however, that Authority shall be obligated to make a good faith effort to obtain terms and conditions no less favorable to itself than those contained herein and otherwise seek to mitigate any damages it may suffer as a result of Airline's default.

                 B. Upon such occurrence as set forth in subsection 11.02(A) above,

                          1.      Airline shall be immediately liable to pay to

                                  Authority, in addition to any indebtedness other than fees and charges due hereunder, the cost and expenses of such use by someone else, and the amount, if any, by which the fees and charges provided for in this Agreement for the period of such reuse by someone else (up to but not beyond the Agreement term) exceeds the amount agreed to be paid in fees and charges for Airline's Exclusively Assigned Premises and Joint Use Premises for the period of such reuse by someone else, or

                          2. At the option of Authority, fees and charges received by Authority from such reuse by someone else shall be credited, first to the payment of any indebtedness, other than fees and charges due hereunder from Airline to Authority; second, to the payment of fees and charges due and unpaid hereunder; and the residue, if any, shall be held by Authority and applied in payment of future fees and charges as the same may become due and payable hereunder.

                 C. If Airline has been credited with any fees and charges to be received under such reuse by someone else pursuant to the foregoing option, and such fees and charges shall not be promptly paid to Authority by new tenant, or if such fees and charges received from such reuse by someone else under the foregoing option, during any month be less than the fees and charges to be paid during that month by Airline for its Exclusively Assigned Premises and Joint Use Premises hereunder, Airline shall pay any such deficiency to Authority. Such deficiency shall be calculated and paid monthly.

                 D. No such reentry or taking possession of the Exclusively Assigned Premises and Joint Use Premises, and any improvements thereon by Authority shall be construed as an election on its part to terminate this Agreement unless a written notice of such intention be given to Airline.

                 E. Notwithstanding any such reuse by someone else without termination, Authority may, at any time thereafter, elect to terminate this Agreement for any additional Event of Default by Airline, in addition to any other remedy it may have, and in such event, Authority may recover from Airline all damages to which it may be legally entitled by reason of such Event of Default by Airline, including the cost of recovering the Exclusively Assigned Premises and the Joint Use Premises, and Authority may recover at the time of such termina-tion any deficit in the amount of fees and charges due under this Agreement up to the date of termination.

11.03            CURATIVE PROVISIONS.

                 Notwithstanding anything to the contrary in this Agreement contained, if a dispute shall arise between Authority and Airline with respect to any obligation or alleged obligation of Airline to pay money, the payment under protest by Airline of the amount claimed by Authority to be due shall not waive any of Airline's rights, and if any court or other body having jurisdiction shall determine that all or any part of the protested payment was not due, then Authority shall as promptly as reasonably practicable reimburse Airline any amount determined as not due.

11.04 HOLDING OVER. Should Airline hold over in the Exclusively Assigned Premises or the Joint Use Premises after this Agreement has terminated in any manner, during such holding over Airline shall be deemed merely a tenant at sufferance.

                     ARTICLE XII - CANCELLATION BY AIRLINE

12.01 EVENTS OF DEFAULT BY AUTHORITY. Each of the following events shall constitute an "Event of Default by Authority":

                 A. Authority shall fail after receipt of thirty (30) days' written notice from Airline to keep, perform or observe any material term, covenant or condition of this Agreement to be kept, performed or observed by Authority.

                 B. Authority shall close Airport to flying in general or to the flights of Airline, for reasons other than weather, acts of God or other reasons beyond its control, and fail to reopen Airport to such flying or flights for a period in excess of ninety (90) days.

                 C. Authority shall deprive Airline of its right to occupy and use Airline's Exclusively Assigned Premises, its Joint Use Premises or its Non-Exclusively Assigned Premises in accordance with the terms of this Agreement for a period in excess of thirty (30) days or deprive Airline of its right to use the Airport in accordance with the terms of this Agreement, as it may be amended from time to time, for a period in excess of thirty (30) days, except in Event of Default by Airline.

12.02 REMEDIES FOR AUTHORITY'S DEFAULTS. After the occurrence of an Event of Default by Authority, Airline shall have the right to suspend or terminate this Agreement upon thirty (30) days' written notice to Authority, in which event all fees and charges payable by Airline under this Agreement shall abate and Airline shall have the rights specified in Section 12.05 of this Agreement.

12.03 AIRLINE'S RIGHT OF TERMINATION. Airline, in addition to any other right of termination provided for elsewhere herein or by operation of law, may, if no Event of Default by Airline exists, suspend or terminate this Agreement upon thirty (30) days' written notice to Authority after the happening of any of the following events:

                 A. Airline shall be permanently deprived, for any reason beyond its control, of the rights, certificates, or authorizations necessary under applicable law to operate its air transportation business at the Airport as Airline may reasonably desire to operate.

                 B. Airport shall be closed, on a permanent basis, to flying in general or to the flights of Airline, for any reason beyond Airline's control.

                 In the event of such suspension or termination, fees and charges payable by Airline under this Agreement shall abate and Airline shall have the rights specified in Section
                 12.05 of this Agreement.

12.04            CURATIVE PROVISIONS; PAYMENT UNDER PROTEST.

                 A. Notwithstanding anything to the contrary in this Agreement, no termination declared by Airline shall be effective unless and until thirty (30) days shall have elapsed after the date of written notice to Authority specifying the date upon which such termination shall take effect and the cause for which it is being terminated (and if such termination is by reason of an Event of Default by Authority under this Agreement, specifying such default with reasonable certitude); and no such termination shall be effective if such cause shall have been cured or removed during such thirty-day period, or in the event such cause is an Event of Default by Authority under this Agreement and if, by its nature such default cannot be cured within such thirty-day period, such termination shall not be effective if Authority commences to cure or remove such Event of Default within said thirty (30) days and cures or removes the same as promptly as reasonably practicable.

                 B.       Notwithstanding anything to the contrary in this

                          Agreement, if a dispute shall arise between Authority and Airline with respect to any obligation or alleged obligation of Airline to make payment, the payment under protest by Airline of the amount claimed by Authority to be due shall not waive any of Airline's rights, and if any court or other body having jurisdiction shall determine that all or any part of the protested payment was not due, then Authority shall immediately reimburse Airline any amount determined as not due.

12.05 RIGHTS UPON TERMINATION. If no Event of Default by Airline exists hereunder, Airline shall have the right to remove within a reasonable time after termination any equipment, systems, fixtures or other installations or improvements referred to in Article XV under the terms provided therein.
                 In the event that Airline shall suspend this Agreement as herein provided, Airline shall have the further right during such suspension to cancel this Agreement or any of its obligations by giving Authority ninety (90) days' written notice of such cancellation at any time prior to termination of the condition or event which gave rise to the suspension; and, if Airline does not so cancel, such suspension shall terminate sixty (60) days after termination of such condition or event and written notice thereof from Authority to Airline. The period of any suspension of this Agreement in its entirety shall be added to the term of this Agreement or any renewal or extension thereof.

12.06 HOLDING OVER. Should Airline hold over in the Exclusively Assigned Premises or the Joint Use Premises after this Agreement has been suspended or terminated in any manner, during such holding over Airline shall be deemed merely a tenant at sufferance.


                      ARTICLE XIII - NON-WAIVER OF RIGHTS

13.01 No waiver by either party at any time of any of the terms, conditions, covenants, or agreements of this Agreement, or noncompliance therewith, shall be deemed or taken as a waiver at any time thereafter of the same or any other term, condition, covenant or agreement herein contained, nor of the strict and prompt performance thereof by the other. No option, right, power, remedy or privilege of either party shall be construed as being exhausted or discharged by the exercise thereof in one or more instances. It is agreed that each and all of the rights, powers, options or remedies given to each party by this Agreement are cumulative and no one of them shall be exclusive of the other or exclusive of any remedies provided by law except as specifically provided herein, and that the exercise of one right, power, option or remedy by either party shall not impair its right to any other right, power, option or remedy, except as specifically provided herein.


                            ARTICLE XIV - MEDIATION
                         AND REVIEW OF BUDGET DISPUTES

                 If Airline and Authority are unable to negotiate and mutually agree on the rentals, fees and charges or any budgetary items during the month of June of any year, the following procedure shall be followed:

14.01 Either party may, prior to the end of June, request mediation and if written request for mediation is made by Airline, Airline shall, in said request, notify Authority of the names of any other airline(s) to be joined with Airline as a party to mediation; if Authority requests mediation, Authority shall include as a part of its request, the names of any other airline(s) to be joined with Airline as a party to the mediation. Within ten (10) calendar days after mailing by Authority or Airline of written request for mediation, the parties shall attempt to name a mediator agreeable to both.
                 In the event the parties cannot
                 agree upon a mediator within ten (10) calendar days from the request for mediation by either party, all airlines joined as a party to the mediation shall select by a majority vote a mediator and notify Authority of their designee and Authority shall within ten (10) days thereafter select a mediator and notify Airline(s) of its designee. The two so selected shall within ten (10) calendar days appoint a third mediator; in the event the two mediators first appointed shall be unable to agree upon the third mediator within ten (10) calendar days after the appointment of the last of the two mediators, then the third mediator shall be appointed by the Circuit Court in and for Orange County, Florida.

14.02 The mediator or mediators (hereinafter called mediator) shall immediately hear and investigate the issues of fact or matters of dispute concerning the budget or any item in the budget and shall attempt to mediate the dispute and seek agreement between the parties. The mediator shall consider this Agreement to determine whether proper procedures have been followed by both parties. The parties agree that Authority, in setting its budget in accordance with the terms of this Agreement, shall include items for expenditure only if they are reasonable, necessary and prudent, taking into account the obligations of Authority under this

                 Agreement and the applicable laws including Authority's enabling legislation, practices of other airports in the United States of similar size and traffic, the financial burden imposed on Signatory Airlines in relation to the benefits to be derived, the question of whether the expenditure proposed is the most efficient and economic means of accomplishing a particular purpose and any other relevant circumstances such as matters peculiar or relative to the Orlando International Airport. The question for mediation shall be whether Authority has set its budgets according to the above standards as to the particular matters specified by the party requesting mediation. The mediator shall attempt mediation for a period not to exceed thirty (30) days from the date of his appointment and at the end of such time, Authority shall adopt its budget taking into consideration in good faith the recommendations and suggestions of Airline(s) and the mediator. Authority, however, shall have final and sole discretion in the adoption of its budget. Neither Authority nor Airline shall be bound by the recommendations or suggestions.

14.03 Authority and Airline(s) shall each pay fifty percent (50%) of the cost of mediation and the mediator's fee in the event there is one mediator and in the event there is a panel of three mediators, Authority shall pay the fee of its mediator, and all the airlines joined as parties to the mediation shall share equally the fee of their mediator. Fifty percent (50%) of the sum of the fee of the third mediator plus all mediation costs shall be paid by Authority and the remaining fifty percent (50%) shall be shared equally by all the airlines joined as parties to the mediation.

14.04 By following the mediation process, neither party waives any other rights it might have under this Agreement or at law or equity.


                      ARTICLE XV - SURRENDER OF AIRLINE'S
                         EXCLUSIVELY ASSIGNED PREMISES

15.01 Airline agrees to yield and deliver to Authority possession of the Airline's Exclusively Assigned Premises and Joint Use Premises herein at the termination of this Agreement, by expiration or otherwise, or of any renewal or extension hereof, in good condition in accordance with its express obligations hereunder, except for damage or loss due to reasonable wear and tear, fire and other casualty, and Airline shall have the right at any time during said term, or any renewal or extension hereof, and for ninety (90) days after the termination hereof, to remove any furniture, furnishings, trade fixtures or equipment it may erect, place or install in, on or about the Airline's Exclusively Assigned Premises and Joint Use Premises (excluding tenant finish items), subject, however, to any valid lien which Authority may have thereon for unpaid fees, charges, or other amounts payable under this Agreement.

                     ARTICLE XVI - ASSIGNMENT AND SUBLEASE

16.01 Airline shall not at any time assign this Agreement or any part thereof or assign or sublet any portion of Airline's Exclusively Assigned Premises or Joint Use Premises without the prior consent in writing of Authority; provided, however, that without such consent Airline may assign this Agreement to any corporation with which Airline may merge or consolidate or which may succeed to the business of Airline.

                     ARTICLE XVII - INDEMNITY AND INSURANCE

17.01    A.      Airline agrees to fully indemnify, defend, and hold harmless
                 Authority and City and the members (including without limitation members of the Authority's Board and the City's
                 Council, and members of the citizens advisory committees of each), directors, officers, employees and agents of each from and against all liabilities (including without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or any other federal, state or local environmental statute, ordinance, regulation or rule), losses, suits, claims, demands, judgments, fines, damages, costs and expenses
                 (including all costs for investigation and defense thereof, including but not limited to court costs, expert fees and reasonable attorney's fees) which may be incurred by, charged to or recovered from any one of the foregoing, (i) by reason or on account of damages to or destruction of property of the Authority or City, or any property of, injury to or death of any person, resulting from or arising out of or incident to the negligence of Airline in the conduct of business in, on or about said Airport, including the work, acts or omissions of its officers, agents, employees, contractors, subcontractors, sublessees, licensees and invitees, regardless of where the damage, destruction, injury or death occurred, unless such liability, loss, suit, claim, demand, judgment, fine, damage, cost or expense was proximately caused solely by Authority's negligence or the joint negligence of Authority and any person other than Airline or Airline's officers, agents, employees, contractors, subcontractors, sublessees, licensees or invitees, or (ii) arising out of the failure of Airline to keep, observe or perform any of the agreements or conditions of this Agreement to be kept, observed or performed by Airline. Authority and City shall give Airline prompt and reasonable notice of any such claim, suit or action, and Airline or its insurer shall have the right to investigate, compromise, before or after suit, and defend same. Any final judgment rendered against Authority and/or City for any cause for which Airline is liable hereunder shall be conclusive against Airline as to liability and amount. The provisions of this Section shall survive the expiration or early termination of the term of this Agreement.

                 B. Without limiting its liability as aforesaid, Airline further agrees to carry, and keep in force for the term of this Agreement (i) Commercial General Liability Insurance with combined single limits of not less than $200,000,000, or its equivalent, per occurrence, which provides coverage for public liability, property damage and bodily injury, (including, but not limited to, aircraft liability, passenger legal liability, personal injury, property damage liability, premises liability, baggage and cargo liability and such other coverage as may from time to time be generally issued by insurance companies to airlines in connection with their airport operations) and (ii) Comprehensive
                          Automobile Liability Insurance (any Auto, including Owned Autos, Non-Owned Autos and Hired Autos) covering on-airport automotive vehicles, both licensed and unlicensed, with combined single limits of not less than $2,000,000, or equivalent, per occurrence. Authority reserves the right during the term of this Agreement reasonably to amend the monetary limits or coverages herein specified, in accordance with insurance requirements in effect at other large hub airports, and in so doing will give Airline at least (30) days prior written notice of any change. All such policies shall name Authority and the City and their members (including, without limitation, members of the Authority's Board and the City's Council and members of the citizens advisory committees of each), directors, officers, agents and employees as additional insureds and cover the contractual liability assumed by Airline hereunder and contain a waiver of the right of subrogation that the insurer or insurers may have against Authority or City. Airline shall furnish to Authority a certificate(s) of insurance which satisfactorily evidences that such insurance is in effect and will not be canceled or reduced during the term of this Agreement without 30 days prior written notice to the Authority. In addition, during the terms of this Agreement, Airline shall carry and keep in force Workers' Compensation and Employees Liability Insurance covering its employees employed at the Airport.

                            ARTICLE XVIII - NOTICES

18.01            All notices provided for in this Agreement shall be in writing.

18.02 Notices to Authority provided for herein shall be sufficient if sent by certified or registered mail, postage prepaid, addressed to:

                                  GREATER ORLANDO AVIATION AUTHORITY
                                  Attention: Executive Director
                                  One Airport Boulevard
                                  Orlando, Florida 32827-4399
                                  Attention: Executive Director

                 and notices to Airline, if sent by certified or registered mail, postage prepaid, addressed to:

                                  AIRTRAN AIRWAYS, INC.
                                  Attention: President
                                  6280 Hazeltine Drive
                                  Orlando, Florida 32822

                 or to such other respective addresses as the parties may designate in writing from time to time.


                      ARTICLE XIX - RULES AND REGULATIONS

19.01 Airline covenants and agrees to observe and obey all reasonable rules and regulations not conflicting with the provisions of this Agreement as may now exist or may be promulgated from time to time by Authority governing the safe conduct on and operations at Airport and the safe use of its facilities provided that such rules and regulations shall be furnished in writing to

                 Airline; except that Authority agrees that any rules and regulations so promulgated and as applied to Airline shall not be inconsistent with any constitution, law, rule or regulation of the State of Florida or the United States of America or any agency thereof having jurisdiction in the Airport System.

                             ARTICLE XX - HEADINGS

20.01 The article and paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.


                          ARTICLE XXI - SUBORDINATION,
                        CONSTRUCTION AND SAVINGS CLAUSES

21.01 This Agreement shall be construed in accordance with the laws of the State of Florida. It is understood and agreed by and between Airline and Authority that if any covenant, condition or provision contained in this Agreement is held to be invalid by any court of competent jurisdiction, or otherwise appears to Airline and Authority to be invalid, such invalidity shall not affect the validity of any other covenant, condition or provision herein contained; provided, however, that the invalidity of any such covenant, condition, or provision does not materially prejudice either

                 Authority or Airline in its respective rights and obligations contained in the remaining valid covenants, conditions or provisions of this Agreement.

21.02 Wherever approval or consent of Authority or Airline is required under this Agreement, such shall not be unreasonably withheld or delayed nor shall Authority or Airline impose unreasonable conditions to its approval or consent.

21.03 This Agreement and all rights of Airline hereunder are expressly subordinated and subject to the lien and provisions of any pledge, transfer, hypothecation or assignment made at any time by Authority to secure Prior Lien Bonds, Airport Revenue Bonds and Additional Revenue Bonds, and to the terms and conditions of the authorizing legislation, and Authority and Airline agree that to the extent permitted by the authorizing legislation, the holders of the Prior Lien Bonds, Airport Revenue Bonds and Additional Revenue Bonds, shall possess, enjoy and may exercise all rights of Authority hereunder to the extent such possession, enjoyment and exercise are necessary to insure compliance by Airline and Authority with the terms and provisions of this Agreement and the authorizing legislation.

                      ARTICLE XXII - GOVERNMENT INCLUSION

22.01 Airline covenants and agrees that this Agreement shall be subordinate to the provisions of any existing or future agreements between Authority and the United States Government, relative to the operation or maintenance of Airport, the execution of which has been or will be required as a condition precedent to the granting of Federal Funds for the development of Airport to the extent that the provisions of any such existing or future agreements are generally required by the United States at other civil airports receiving Federal Funds and provided that Authority agrees to give Airline written notice in advance of the execution of such agreements of any provisions which will modify the terms of this Agreement.

                 A. Airline, for itself, its successors in interest and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subject to discrimination in the use of the Premises including any improvements assigned to Airline hereunder (collectively referred to hereinafter as the "Assigned Premises"), or the Airport under the provisions of this Agreement; (2) that in the construction of any improvements on, over, or under the Assigned Premises and the furnishing of services thereon, no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination; (3) that Airline shall use the Assigned Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-assisted Programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended. Likewise, Airline shall comply with laws of the State of Florida prohibiting discrimination because of sex, religion, age, race, color, national origin, marital status or physical handicap. Should Airline authorize another person, with Authority's prior written consent, to provide services or benefits upon the Assigned Premises, Airline shall obtain from such person a written agreement pursuant to which such person shall, with respect to the services or benefits which it is authorized to provide, undertake for itself the obligations contained in this paragraph. Airline shall furnish the original of such agreement to Authority.

                 B. Authority may from time to time be required by the United States Government, or one or more of its agencies, to adopt additional or amended provisions including nondiscrimination provisions, concerning the use and operation of Airport, and Airline agrees that it will adopt any such requirement as a part of this Agreement.

                 C. In the event of breach of any of the above nondiscrimination covenants, Authority shall have the right to terminate this Agreement and to re-enter and repossess said Assigned Premises, and hold the same as if this Agreement had never been made or issued. The right granted to Authority by the foregoing sentence shall not be effective until applicable procedures of Title 49, Code of Federal Regulations,
                          Part 21 are followed and completed, including exercise or expiration of appeal rights.

                 D. Further, Airline assures Authority that no person shall be excluded on the grounds of race, creed, color, national origin or sex from participating in or receiving the services or benefits of any program or activity covered by Title 14, Code of Federal Regulations, Part 152, Subpart E, Federal Aviation Administration, Non-discrimination in Airport Aid Program, and that it will be bound by and comply with all other applicable provisions of such Subpart E, as it may be amended. Airline also assures Authority that it will require its covered suborganizations to provide written assurances to the same effect and provide copies thereof to Authority.

                 E. In addition, Airline assures the Authority that it will comply with pertinent statutes, executive orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, national origin, sex, age or handicap be excluded from participating in any activity conducted at or in connection with its operations at the Assigned Premises. Airline also assures Authority that it will require its contractors and sublessees to provide assurances to the same effect and ensure that such assurances are included in contracts and subleases at all tiers which are entered into in connection with Airline's operations at the Assigned Premises.

                 F. If Airline shall furnish any services to the public at the Airport, it shall furnish said services on a fair, equal and not unjustly discriminatory basis to all users thereof and shall charge fair, reasonable and not unjustly discriminatory prices for each unit of service, provided that Airline shall be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar types of price reductions to volume purchasers, if any.

                 G. Notwithstanding anything herein contained that may be or appear to the contrary, it is expressly understood and agreed that the rights granted under this Agreement (except in the Exclusively Assigned Premises and Joint Use Premises) are "non-exclusive" and Authority reserves the right to grant similar privileges to other air transport operators on other parts of Airport.

                 H. Airline shall comply with all applicable regulations of the FAA relating to Airport security and shall control the Assigned Premises so as to prevent or deter unauthorized persons from obtaining access to the air operations area of Airport.

                 I. Authority reserves unto itself, its successors, and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the

                          Assigned Premises, for navigation or flight in the said airspace for landing on, taking off from or operating on Airport.

                 J. Airline expressly agrees for itself, its successors and assigns, to restrict the height of structures, objects of natural growth and other obstructions on the Assigned Premises to such a height so as to comply with Federal Aviation Regulations, Part 77.

                 K. Airline agrees to require any lights on Assigned Premises to be constructed, focused or arranged in a manner that will prevent them from casting their beams in an upward direction so as to interfere with the vision of pilots in aircraft landing or taking off from Airport.

                 L. Airline expressly agrees for itself, its successors and assigns, to prevent any use of the Assigned Premises which would interfere with or adversely affect the operation or maintenance of Airport, or otherwise constitute an Airport hazard.


                  ARTICLE XXIII - AUTHORITY MEMBER PROTECTION

23.01 No recourse under or upon any obligation, covenant, or agreement contained in this document, or any other agreements or documents pertaining to the operations of Airline hereunder, as such may from time to time be altered or amended in accordance with the provisions hereof, or under any judgment obtained against Authority, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any statute or otherwise, under or independent of this document, shall be had against any Authority member or officer, as such, past, present or future, either directly or through Authority or otherwise, for any sum that may be due and unpaid by Authority for, or by reason of the operations of Airline hereunder, as such may from time to time be amended. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any Authority member or officer, as such, past, present or future, to respond by reason of any act or omission on his or her part or otherwise for the payment for, or to Authority or any receiver therefor or otherwise of any sum that may remain due and unpaid by Authority, is hereby expressly waived and released as a condition of and consideration for the execution of this Agreement.

                      ARTICLE XXIV - ADDITIONAL PROVISIONS

24.01            ONLINE AND INTERLINE PASSENGERS.

                 Airline acknowledges that it is obligated under this Agreement to include all of its online and interline passengers as enplaned passengers in all reports it submits to Authority under this Agreement, and to include all of its online and interline passengers in all calculations of payments to be made by Airline under this Agreement on the basis of the number of Airline's enplaned passengers.

24.02            AMENDMENTS TO RATE MAKING PRINCIPLES.

                 The principles used by Authority in preparing the Annual Budget for its Fiscal Year which commenced October 1, 1987 received the unanimous approval of all Signatory Airlines. In addition the fees and charges for Airline's right to use and occupy its Exclusively Assigned Premises have been determined in accordance with the principles referred to in the MII Resolution dated May 18, 1988, which is incorporated herein be reference as a part of Exhibit G. To the extent that any of such principles are different from the principles contained in the Rates and Changes Analysis of the Expanded Terminal Development Program, prepared by Peat Marwick Main & Co. dated April 30, 1980 referred to in Exhibit G, Airline hereby approves such changes.

24.03            SECURITY FEES.

                 Airline agrees to pay its share of that portion of Authority's security costs that is not included in either the rental rates being charged the Signatory Airlines for space of the same class being leased to Airline hereunder, or in the landing fees being paid by the Signatory Airlines. Airline's share of such portion of these security costs will be calculated and paid by Airline on the same basis as such costs are calculated and paid by the other Signatory Airlines.

24.04            PASSENGER BAGGAGE.

                 Airline agrees that Authority will have the right, exercisable from time to time on written notice to Airline, to determine what size baggage Airline's passengers will be permitted to carry onto the automated guideway transit system at the Airport, and Airline will require its passengers to check all baggage larger than the size approved by Authority at the curbside adjacent to the skycap office being leased to Airline hereunder or at the ticket counters in the landside space being leased to Airline hereunder.

24.05            TAX COVENANTS.

                 A. Airline agrees to comply with any then applicable provisions of any then applicable federal tax statute, and all regulations promulgated thereunder, to permit any facilities leased to Airline hereunder and any Additional Project, to be planned and constructed by Authority with Subordinated Indebtedness and/or with Additional Revenue Bonds (the interest on which is exempt from federal income taxation, other than any applicable individual or corporate minimum income taxes), including without limitation the execution by Airline and delivery to Authority of an election not to claim depreciation or any investment credit with respect to any facilities leased to Airline hereunder, or any other portion of the Airport System required of Airline by any then applicable federal tax statute or regulation to establish or maintain the tax-exempt status (as described above) of interest on such Subordinated Indebtedness and/or Additional Revenue Bonds. Airline hereby executes and delivers to Authority the election attached hereto as Exhibit "K".

                 B. Airline agrees that its use of facilities financed with proceeds of Subordinated Indebtedness and/or with Additional Revenue Bonds shall be limited to activities directly related and essential to servicing aircraft, enabling aircraft to take off and land, and transferring passengers or cargo to and from aircraft, and activities functionally related and subordinate to such operations. Airline also agrees that it will not, at some future time, convert the use of facilities financed with proceeds of Subordinated Indebtedness and/or with Additional Revenue Bonds, to use as part of a lodging facility, part of a retail facility in excess of a size necessary to serve passengers and employees at the Airport, or part of a manufacturing facility.

                 C. Airline further agrees that the proceeds of Subordinated Indebtedness and/or Additional Revenue Bonds that are exempt from federal income taxation will not be used to acquire any property or any interest therein the first use of which is not pursuant to such acquisition. Airline also agrees that it shall limit its use of such portion of its Exclusively Assigned Premises or Joint Use Premises used for office space so that no more than a de minimis amount (not more than five percent (5%)), if any, of the functions to be performed in such space will not be directly related to its day-to-day operations either at such premises or more generally within the Terminal. The provisions of this paragraph shall not be interpreted to confer any rights on Airline that are not expressly granted elsewhere in this

                          Agreement.

24.06 PUBLIC ENTITY CRIMES. A person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not submit a bid on a contract to provide any goods or services to a public entity, may not submit a bid on a contract with a public entity for the construction or repair of a public building or public work, may not submit bids on leases of real property to a public entity, may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity, and may not transact business with any public entity in excess of $10,000 for a period of 36 months from the date of being placed on the convicted vendor list.

24.07            SPECIAL PROVISIONS

                 A) Simultaneously with its execution of this Agreement, Airline has paid Authority the sum of three thousand seven hundred Dollars ($3,700.00) as a deposit to cover the cost of modifying Authority's identification, directional and locational signs affecting Airline and on which Airline's name is entitled to appear in accordance with the applicable requirements of Authority's existing signage policy. Authority agrees with reasonable promptness to make such signage modification with signs that are compatible with existing similar signs at the Airport. Upon completion of such signage modification, Authority will submit an invoice to Airline showing the cost of same. Should the cost be less than the deposit, Authority will submit its payment for the difference with such invoice. Should the cost exceed the deposit, Airline will pay the excess sum within fifteen (15) days of its receipt of such invoice.

                 B) Authority shall turn over to Airline the Assigned Premises shown on Exhibit "C" at which time Airline shall become obligated to pay fees and charges hereunder subject to measurement and adjustment for final costs and "as built" conditions retroactive to the Effective Date. At such time the Exhibits "C", "E-3" and "H" shall be replaced with final exhibits showing such as built measurement and adjustments.

                 C)       (1)     (a)  On the expiration of the Notice Period
                                  (as hereinafter defined) after Authority's written notice to Airline, Airline agrees to lease five (5) aircraft gates, configured to accommodate aircraft as large as a Boeing
                                  757/200 (or equivalent), together with the related Aircraft Parking Apron and airside support space. Such gates shall be located in a contiguous area of an airside in the Terminal, as the same may hereafter be expanded or become available for any reason.
                                  The Notice Period shall equal the shorter of
                                  (i) the remaining number of days notice
                                  Airline must give its sublessor to terminate or cancel its sublease of aircraft gates in the Terminal, or sixty (60) days, whichever is longer, or (ii) 180 days. The total airside space per gate required to be leased by Airline shall not exceed the areas set forth below by class:

                                   Class 2 Space:      2,407  Square Feet

                                   Class 3 Space:      1,614  Square Feet

                                   Class 4 Space:         85  Square Feet

                                   Class 5 Space:      As Available



                                  Authority's written notice to Airline shall be accompanied by a new Exhibit "C-1" identifying the location of such aircraft gates, Aircraft Parking Apron and airside support space, a new Exhibit "E-3A" showing the per gate Tenant Finish Surcharge and Space Surcharge, and a new Exhibit "H" showing the apron fees for the Aircraft Parking Apron. On the expiration of the

                                  Notice Period: (i) the space shown on such proposed Exhibit "C-1" shall be added to the premises and facilities leased by Airline on a preferential use basis pursuant to Section
                                  2.03 above; (ii) Airline shall pay fees and charges hereunder calculated for the space shown on Exhibits "C" and "C-1", a Tenant Finish Surcharge and/or Space Surcharge based upon Exhibits "E-3" and "E-3A", and apron fees for the use of the Aircraft Parking Apron based upon the new Exhibit "H"; and
                                  (iii) references in this Agreement to Exhibit "C" shall include Exhibits "C" and "C-1", and references in this Agreement to Exhibit "E-3" shall include Exhibits "E-3" and "E-3A". Airline agrees that prior to the expiration of the Notice Period, it shall execute and deliver to the Authority the following documents, in the form in which such documents have previously been executed by the Authority and American Trans Air, Inc., pursuant to which Airline will, effective on the expiration of the Notice Period, become a lessee of the Fuel System serving the Terminal at the Airport, and will lease on a preferential use basis the fuel pits serving

                                  Airline's aircraft gates:  Fuel System Lease
                                  Agreement; Joinder to Fuel System Interline
                                  Agreement; Joinder to Fuel System Access
                                  Agreement; and Joinder to Fuel System
                                  Operation and Maintenance Agreement.  The
                                  Authority may not exercise its rights under this Section 24.07(C)(1)(a) after Airline has been required to relocate into a Future Expansion pursuant to Section 24.07(C)(2) below.

                                  (b)  If the Authority determines that the
                                  location of the airside space to be leased to Airline pursuant to Section 24.07(C)(1)(a) above makes the landside space currently leased to Airline hereunder operationally inefficient or undesirable, then on at least sixty (60) days prior written notice from Authority (the "Notice Period"), which notice may but shall not be required to accompany the notice described in Section 24.07(C)(1)(a) above, Airline shall be required to relocate from the landside space currently leased to Airline to reasonably equivalent space located elsewhere in the landside of the Terminal, as the same may hereafter be expanded or become available for any reason. The total landside space per gate required to be leased by Airline shall not exceed the landside space per gate, by class, currently leased to Airline hereunder. If the Authority exercises this right, then such written notice shall be accompanied by a substitute Exhibit "C" showing the landside space into which Airline will be relocated, as well as airside space then leased to Airline, with a Tenant Finish Surcharge and/or Space Surcharge to be identified on a substitute Exhibit "E-3". On the expiration of the Notice Period: (i) the space shown on the substitute Exhibit "C" shall be substituted for the space shown on the original Exhibit "C" to this Agreement; (ii) Airline shall pay fees and charges hereunder calculated for the space shown on such substitute Exhibit "C", and a Tenant Finish Surcharge and/or Space Surcharge based on the substitute Exhibit "E-3", and (iii) Airline shall have no right to use or occupy any of the landside space shown on the original Exhibit "C" attached hereto. Airline's obligation to pay the Space Surcharge applicable to the landside space shown on such original Exhibit "C" and previously occupied by Airline shall terminate as of the expiration of the Notice Period and Airline's vacating of such space. However, Airline's obligation to pay the Tenant Finish Surcharge applicable to the landside space shown on such original Exhibit "C" and previously occupied by Airline shall not terminate but shall be subject to the principles contained in the MII Resolution dated May 18, 1988, referred to in Section 24.02 above. The Authority may not exercise its rights under this Section 24.07(C)(1)(b) after Airline has been required to relocate into a Future Expansion pursuant to Section 24.07(C)(2) below.

                          (2) Authority shall have the option to relocate Airline's Assigned Premises and Aircraft Parking Aprons after substantial completion of a future expansion of the Terminal, which expansion (the "Future Expansion") may consist of the construction of Airside 2, or the construction of a terminal facility in the area to the south or east of the Terminal. If the Authority exercises this option, then not less than 180 days prior to the estimated substantial completion of the Future Expansion, the Authority shall provide a written notice to Airline identifying on a proposed substitute Exhibit "C" the facilities in the Terminal, as the same may hereafter be expanded or become available for any reason, into which Airline will be relocated, which facilities shall include ten
                                  (10) aircraft gates, configured to
                                  accommodate aircraft as large as a Boeing
                                  757/200 (or equivalent), located in a
                                  contiguous area of an airside in the
                                  Terminal, not more than 125% of each class of landside space per gate currently assigned to Airline, and not more than 125% of each class of airside space per gate identified in
                                  Section 24.07(C)(1)(a) above, with a per gate Tenant Finish Surcharge and/or Space Surcharge to be identified on a proposed substitute Exhibit "E-3" which shall accompany such written notice, and specifying the estimated relocation date on which Airline shall be obligated to relocate its facilities. Such estimated relocation date as it may be postponed from time to time by the Authority on at least 30 days prior written notice to Airline, is hereafter the "Relocation Date". Airline shall be obligated to relocate its operations into the space shown on the proposed substitute Exhibit "C" on the Relocation Date, and on and after the Relocation Date Airline shall pay fees and charges hereunder calculated for the space shown on such substitute Exhibit "C", a Tenant Finish Surcharge and/or Space Surcharge based upon a new Exhibit "E-3" showing Airline's recalculated Tenant Finish Surcharge and/or Space Surcharge for such relocated space, and apron fees for the use of Airline's relocated Preferential Use Aircraft Parking Apron based upon a new Exhibit "H". Airline shall have no right to use or occupy any of the space shown on the original Exhibit "C" attached hereto (or any of the fuel pits serving the aircraft gates included in such space) on or after the Relocation Date. Airline's obligation to pay the Space Surcharge applicable to the space shown on such original Exhibit "C" and previously occupied by Airline shall terminate as of the Relocation Date.

                                  However, Airline's obligation to pay the Tenant Finish Surcharge applicable to the space shown on such original Exhibit "C" and previously occupied by Airline shall not terminate but shall be subject to the principles contained in the MII Resolution dated May 18, 1988, referred to in Section
                                  24.02 above. The amount of space by class assigned to Airline shall be subject to measurement and adjustment for "as built" conditions retroactive to the Relocation Date, and thereupon the original Exhibits "C", "E-3" and "H" shall be replaced with final exhibits showing such as built measurement and adjustments. Airline agrees that prior to the Relocation Date, it shall execute and deliver to the Authority the following documents, in the form in which such documents have previously been executed by the Authority and American Trans Air, Inc. (or if such documents have previously been executed and delivered by Airline pursuant to
                                  Section 24.07(C)(1)(a) above, amendments to such documents), pursuant to which Airline will, effective on the Relocation date, become (or continue as) a lessee of the Fuel

                                  System serving the Terminal at the Airport, and will lease on a preferential use basis (or substitute for the fuel pits previously leased on a preferential use basis by Airline) the fuel pits serving Airline's aircraft gates in the Future Expansion: Fuel System Lease Agreement; Joinder to Fuel System Interline Agreement; Joinder to Fuel System Access Agreement; and Joinder to Fuel System Operation and Maintenance Agreement.

                          If the Authority requires Airline to relocate to new facilities under this Section 24.07(C)(2), and if Airline chooses not to relocate capital equipment purchased with its own funds and not previously reimbursed with tenant finish funds, the Authority shall have the option to reimburse Airline for the unamortized cost of such equipment (not to exceed the then fair market value thereof) as a project cost or require a subsequent user to pay such unamortized cost to Airline.

                          Authority shall have no liability to Airline in the event that it is unable for any reason to commence or complete the construction of the Future Expansion or of the facilities, if any, to be constructed for Airline therein.

                          The Authority agrees to exercise its option to relocate Airline pursuant to this Section 24.07(C)(2) promptly after all of the following conditions have been satisfied:

                          (a)     Substantial completion of the Future
                                  Expansion.

                          (b) Unless the Lease and Use Agreement with Southwest Airlines Co. ("Southwest") has been earlier terminated, the Authority has leased one additional narrow bodied aircraft gate to Southwest (for a total of four narrow bodied aircraft gates) pursuant to its Lease and Use Agreement, or such gate has been offered to Southwest and it has failed to lease it pursuant to its Lease and Use Agreement;

                          (c) Unless the Lease and Use Agreement with American Trans Air, Inc. has been earlier terminated, the Authority has leased two additional narrow bodied aircraft gates to American Trans Air, Inc. (for a total of two wide bodied aircraft gates and two narrow bodied aircraft gates) pursuant to its Lease and Use Agreement, or such gates have been offered to American Trans Air, Inc. and it has failed to lease them pursuant to its Lease and Use Agreement;

                          (d) The Authority controls a total of 9 unleased aircraft gates in the Terminal, excluding the gates to be leased to Airline pursuant to this Section 24.07(C)(2). The Authority agrees that if it leases any of the 9 unleased aircraft gates that it controls on the date of this Agreement, then the number of such gates leased by the Authority shall be deducted from the number "9" in this subparagraph in determining whether the condition in this subparagraph has been satisfied; and

                          (e) There are 10 unleased gates configured to accommodate aircraft as large as a Boeing 757/200 (or equivalent) available in a contiguous area of an airside in the Terminal.

                          The Authority's intention is to build a Future Expansion that is large enough to satisfy each of the foregoing conditions, and agrees to make a reasonable good faith effort, in its negotiations with the Signatory Airlines, to obtain the necessary MII approvals of such a Future Expansion.

                 D) As long as Airline has the right to occupy ticket counter and/or baggage claim space which requires the use of baggage make-up and/or baggage claim devices owned and operated by the Authority, then notwithstanding the provisions of Section 7.01(A) above, or of Exhibit "F" attached hereto, (i) Airlines' right to use such bag make-up and/or bag claim devices shall be in common with such third parties as Authority shall permit to use such devices, and (ii) the Authority shall maintain such devices in good operating condition, and Airline shall be obligated to pay to the Authority 50% of the monthly cost of maintaining such devices, which payment shall be made by Airline promptly after receipt of Authority's invoice. Notwithstanding the foregoing, Airline shall be solely responsible to repair any damage to the devices caused by the negligence or intentional misconduct of Airline, its employees, agents or contractors.

                 E) Airline shall be required to provide a minimum number of seats on flights departing from the Airport per gate assigned to Airline hereunder per day (such obligation is hereinafter referred to as the "Service Commitment") equal to the greater of (i) the average, as calculated conclusively by the Authority from time to time, of the number of seats per gate per day provided by the Signatory Airlines on flights departing from gates assigned to such Signatory Airlines, or (ii) an average of five hundred (500) seats per gate per day.

                          Airline shall become a Signatory Airline on the Effective Date and shall continue to be responsible for all its obligations under this Agreement notwithstanding its failure to satisfy the Service Commitment, provided however:

                          i) If Airline shall fail to satisfy the Service Commitment during the consecutive six (6) month period (excluding any period prior to the Effective Date of this Agreement) immediately preceding the taking of a vote on an issue submitted for MII approval under this Agreement, then Airline shall be conclusively deemed to have cast an affirmative vote on such MII issue provided that the result of the MII ballot constitutes an affirmative MII vote in both the number of Signatory Airlines and amount of fees pursuant to Section 1.28 hereof, in each case calculated by excluding Airline from the calculation.

                          ii) If Airline shall fail to satisfy the Service Commitment during any consecutive twelve (12) month period ending July 31 (excluding in the first year of this Agreement any period prior to the Effective Date), then notwithstanding anything in this Agreement to the contrary, Airline shall not be entitled to a credit against its fees and charges resulting from the application of the amounts deposited in the Airport Facilities Prepaid Airlines Fees and Charges Fund at the end of the Fiscal Year which concluded on the September 30th following such twelve month period.

                 F) Airline shall be bound by all MII approvals granted by the Signatory Airlines prior to the Effective Date.

                 G) Airline approves the Gate Utilization Program (the "Program") attached hereto as Exhibit "L" and agrees that all of its Exclusively Assigned Premises and Preferential Use Aircraft Parking Aprons shall participate in the Program, with such modifications to the Program as the Authority and an MII of the Signatory Airlines participating in the Program may approve.

24.08 RADON GAS NOTICE. Florida Statutes, Section 404.056(8) requires the following language on at least one document executed prior to or simultaneously with this Lease:

                 "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."


                         ARTICLE XXV - USE OF AIRPORTS

25.01 To the extent permitted by law, Authority covenants and agrees that it will not permit the use of Orlando Executive Airport (formerly known as Herndon Airport) or any other airport operated by Authority within thirty (30) statute miles of the Airport for any scheduled service or for charter service by any airline providing scheduled service to the Airport. A "scheduled service" is one that is operated or proposed to be operated pursuant to a schedule contained in the then current issue of the Official Airline Guide, or as otherwise defined by Authority and an MII.

25.02 The Signatory Airlines, in consideration of the above covenant, also agree not to serve any airport with scheduled service or charter service within thirty (30) statute miles of Orlando International Airport.

25.03 Authority covenants and agrees that it will not permit the former terminal building nor any other facilities on the Airport outside the Terminal to be used as a terminal for scheduled interstate or intrastate passenger service by any airline, air carrier or other provider of air transportation except for interim operations while additional facilities are under construction in the Terminal. This exemption shall not apply if a Signatory Airline(s) makes the necessary space and facilities available on reasonable terms during any such period of construction.


                           ARTICLE XXVI - PUBLIC USE

26.01 Authority acknowledges that the premises leased to Airline hereunder are to be used for the purpose of providing public air transportation facilities.


                     ARTICLE XXVII - BINDING ON SUCCESSORS

27.01 This Agreement shall bind and inure to the benefit of the parties hereto and their authorized successors and assigns.


                    ARTICLE XIX - EFFECT ON PRIOR AGREEMENT

28.01 On the Effective Date, this Agreement shall supersede and terminate any prior agreements between the parties with respect to the subject matter hereof, but any amounts owed by either party to the other under any such prior agreement shall continue to be owed hereunder.

                 IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have caused this Agreement and as many counterparts as may be required to be executed in their names and their corporate seals to be affixed hereto and to each of said counterparts, all as of the day and year first above written.

                                        GREATER ORLANDO AVIATION AUTHORITY





                                        By:
                                            ------------------------------------
                                            Chairman


                                        Attest:                           (SEAL)
                                                -------------------------
                                                   Assistant Secretary



                                        AIRTRAN AIRWAYS, INC.


                                        By:
                                            ------------------------------------


                                        Name:
                                              ----------------------------------


                                        Title:
                                               ---------------------------------


                                        Attest:                           (SEAL)
                                                -------------------------